EXECUTION COPY







IIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIII
      IIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIII
               U.S. $300,000,000
               CREDIT AGREEMENT
         Dated as of October 10, 1995
                     Among

              ENTERGY CORPORATION
                  as Borrower

            THE BANKS NAMED HEREIN
                   as Banks
                      and

                CITIBANK, N.A.
                   as Agent


IIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIII
IIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIII


CREDIT AGREEMENT

Dated as of October 10, 1995
  ENTERGY CORPORATION, a Delaware corporation
  (the Borrower ), the banks (the Banks ) listed on the signature pages hereof, and Citibank, N.A. ( Citibank ), as agent (the
  Agent ), for the Lenders hereunder, agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS
  SECTION 1.01.  Certain Defined Terms.  As
  used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
  Adjusted CD Rate  means, for any Interest
  Period for each Adjusted CD Rate Advance made as part of the same Contract Borrowing, an interest rate per annum equal to the sum of:
  (a)    the rate per annum obtained by
     dividing (i) the rate of interest
     determined by the Agent to be the average
     (rounded upward to the nearest whole
     multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the consensus bid rate determined by each of the Reference Banks for the bid rates per annum, at 9:00 A.M. (New York City time)
     (or as soon thereafter as practicable) on the first day of such Interest Period, of New York certificate of deposit dealers of recognized standing selected by such
     Reference Bank for the purchase at face
     value of certificates of deposit of such Reference Bank in an amount substantially equal to such Reference Bank's Adjusted CD
     Rate Advance made as part of such Contract
     Borrowing and with a maturity equal to
     such Interest Period, by (ii) a percentage equal to 100% minus the Adjusted CD Rate
     Reserve Percentage for such Interest
     Period, plus
  (b)    the Assessment Rate for such Interest
     Period.

     The Adjusted CD Rate for the Interest
     Period for each Adjusted CD Rate Advance made as part of the same Contract
     Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks on the first day of such Interest Period, subject, however, to the provisions of Section 2.09.
     Adjusted CD Rate Advance  means a Contract
     Advance that bears interest as provided in
     Section 2.07(b).
     Adjusted CD Rate Reserve Percentage for the Interest Period for each Adjusted CD
     Rate Advance made as part of the same
     Contract Borrowing means the reserve
     percentage applicable on the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System
     (or any successor) for determining the
     maximum reserve requirement (including,
     but not limited to, any emergency,
     supplemental or other marginal reserve
     requirement) for a member bank of the
     Federal Reserve System in New York City
     with deposits exceeding one billion
     dollars with respect to liabilities
     consisting of or including (among other
     liabilities) U.S. dollar nonpersonal time deposits in the United States with a maturity equal to such Interest Period.
     Advance  means a Contract Advance or an
     Auction Advance.
     Affiliate  means, as to any Person, any
     other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.
     AP&L  means Arkansas Power & Light
     Company, an Arkansas corporation.
     Applicable Lending Office  means, with
     respect to each Lender, such Lender's
     Domestic Lending Office in the case of a Base Rate Advance, such Lender's CD
     Lending Office in the case of an Adjusted
     CD Rate Advance, and such Lender's
     Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of an Auction Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office with respect to such Auction Advance.
     Applicable Margin means, on any date, for any Adjusted CD Rate Advance or Eurodollar
     Rate Advance, the interest rate per annum set forth below, determined by reference to the combined Senior Debt Ratings from time to time of the two Significant
     Subsidiaries (other than SERI) having the highest Senior Debt Ratings.
     Significant Subsidiary with
  highest Senior Debt Rating





Senior
Debt Ratings
A- and A3
or above
BBB+ and
Baa1 or
BBB and Baa2
or split rated
above
BBB- and Baa3
  or
split rated
  above
BB+ and/or
Ba1 or below
or unrated



  A- and A3
  or above
E--0.35%
CD--0.475%
E--0.40%
CD--0.525%
E--0.48%
CD--0.605%
E--0.75%
CD--0.875%


Significant
Subsidiary
with next
highest Senior Debt
Rating
BBB+ and
Baa1 or
BBB and Baa2
  or
split rated above
E--0.40%
CD--0.525%
E--0.45%
CD--0.575%
E--0.50%
CD--0.655%
E--0.80%
CD--0.925%




BBB- and Baa3
  or
split rated above
E--0.48%
CD--0.605%
E--0.50%
CD--0.655%
E--0.55%
CD--0.675%

E--0.875%
CD--1.00%
BB+ and/or Ba1
or below or unrated

E--0.75%
CD--0.875%
E--0.80%
CD--0.925%
E--0.875%
CD--1.00%
E--0.875%
CD--1.00%


  E = Eurodollar Rate Advance Margin
  CD = Adjusted CD Rate Advance Margin

  Any change in the Applicable Margin will be effective as of the date on which S&P or Moody's, as the case may be, announces the applicable change in any Senior Debt Rating.
  Assessment Rate for the Interest Period for each Adjusted CD Rate Advance made as part of the same Contract Borrowing means the annual assessment rate estimated by the Agent on the first day of such Interest
  Period for determining the then current
  annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States.
  Assignment and Acceptance  means an
  assignment and acceptance entered into by a Lender and an assignee of that Lender, and accepted by the Agent, in substantially the form of Exhibit C hereto.
  Auction Advance  means an advance by a
  Lender to the Borrower as part of an Auction
  Borrowing resulting from the auction bidding procedure described in Section 2.03.
  Auction Borrowing  means a borrowing
  consisting of simultaneous Auction Advances from each of the Lenders whose offer to make one or more Auction Advances as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 2.03.
  Auction Note means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from an Auction Advance made by such Lender.
  Auction Reduction has the meaning specified in Section 2.01.
  Base Rate  means, for any period, a
  fluctuating interest rate per annum at all times equal to the higher of:
  (a)    the rate of interest announced
     publicly by Citibank in New York, New
     York, from time to time, as Citibank's
     base rate; and
  (b)    1/2 of 1% per annum above the Federal
     Funds Rate in effect from time to time.

  Base Rate Advance means a Contract Advance which bears interest as provided in Section
  2.07(a).
  Borrowing means a Contract Borrowing or an Auction Borrowing.
  Business Day means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.
  CD Lending Office means, with respect to any Lender, the office of such Lender specified as its CD Lending Office opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending
  Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.
  Commitment  has the meaning specified in
  Section 2.01.
  Consolidated Net Worth means the sum of the capital stock (excluding treasury stock and capital stock subscribed for and unissued) and surplus (including earned surplus, capital surplus and the balance of the current profit and loss account not transferred to surplus) accounts of the Borrower and its subsidiaries appearing on a consolidated balance sheet of the Borrower and its subsidiaries prepared as of the date of determination in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e), after eliminating all intercompany transactions and all amounts properly attributable to minority interests, if any, in the stock and surplus of subsidiaries.
  Contract Advance  means an advance by a
  Lender to the Borrower as part of a Contract
  Borrowing and refers to an Adjusted CD Rate
  Advance, a Base Rate Advance or a Eurodollar
  Rate Advance, each of which shall be a Type of Contract Advance.
  Contract Borrowing  means a borrowing
  consisting of simultaneous Contract Advances of the same Type made by each of the Lenders pursuant to Section 2.01 or Converted pursuant to Section 2.09 or 2.10.
  Contract Note means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit
  A-1 hereto, evidencing the aggregate
  indebtedness of the Borrower to such Lender resulting from the Contract Advances made by such Lender.
  Convert , Conversion and Converted each refers to a conversion of Contract Advances of one Type into Contract Advances of another Type or the selection of a new, or the renewal of the same, Interest Period for Eurodollar Rate Advances or CD Rate
  Advances, as the case may be, pursuant to
  Section 2.09 or 2.10.
  Debt  of any Person means (without
  duplication) all liabilities, obligations and indebtedness (whether contingent or otherwise) of such Person (i) for borrowed money or evidenced by bonds, indentures, notes, or other similar instruments, (ii) to pay the deferred purchase price of property or services (other than such obligations incurred in the ordinary course of business on customary trade terms, provided that such obligations are not more than 30 days past due), (iii) as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (iv) under reimbursement agreements or similar agreements with respect to the issuance of letters of credit (other than obligations in respect of letters of credit opened to provide for the payment of goods or services purchased in the ordinary course of business), (v) under any Guaranty
  Obligations and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.
  Domestic Lending Office means, with respect to any Lender, the office of such Lender specified as its Domestic Lending Office opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.
  Eligible Assignee means a Person (a) (i) that is (A) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (B) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $500,000,000, provided that such bank is acting through a branch or agency located in the United States or another country which is also a member of OECD; or c a Lender or a commercial bank Affiliate of any Lender immediately prior to an assignment and (ii) whose long-term public senior debt securities are rated at least BBB- by Standard & Poor's Corporation or at least
  Baa3  by Moody's Investors Service, Inc.; or
  (b) that is approved by the Borrower (whose approval shall not be unreasonably withheld), the Agent and the Majority
  Lenders.
  Environmental Laws means any federal, state or local laws, ordinances or codes, rules, orders, or regulations relating to pollution or protection of the environment, including, without limitation, laws relating to hazardous substances, laws relating to reclamation of land and waterways and laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollution, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.
  ERISA  means the Employee Retirement Income
  Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder, each as amended and modified from time to time.
  ERISA Affiliate of a person or entity means any trade or business (whether or not incorporated) that is a member of a group of which such person or entity is a member and that is under common control with such person or entity within the meaning of
  Section 414 of the Internal Revenue Code of
  1986, and the regulations promulgated and rulings issued thereunder, each as amended or modified from time to time.
  ERISA Plan means an employee benefit plan maintained for employees of any Person or any ERISA Affiliate of such Person subject to Title IV of ERISA.
  ERISA Termination Event  means (i) a
  Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to PBGC), or (1) the withdrawal of the Borrower or any of its ERISA Affiliates from an ERISA Plan during a plan year in which the Borrower or any of its ERISA
  Affiliates was a substantial employer as defined in Section 4001(a)(2) of ERISA, or
  (2) the filing of a notice of intent to
  terminate an ERISA Plan or the treatment of an ERISA Plan amendment as a termination under Section 4041 of ERISA, or (3) the institution of proceedings to terminate an ERISA Plan by the PBGC or to appoint a trustee to administer any ERISA Plan, or (4) any other event or condition that would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer any ERISA Plan.
  Eurocurrency Liabilities has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve
  System, as in effect from time to time.
  Eurodollar Lending Office  means, with
  respect to any Lender, the office of such Lender specified as its Eurodollar Lending
  Office  opposite its name on Schedule I
  hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic
  Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.
  Eurodollar Rate  means, for the Interest
  Period for each Eurodollar Rate Advance made as part of the same Contract Borrowing, an interest rate per annum equal to the average
  (rounded upward to the nearest whole
  multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England, to prime banks in the London interbank market at 11:00 A.M. (London time) two
  Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar
  Rate Advance made as part of such Contract
  Borrowing and for a period equal to such Interest Period. The Eurodollar Rate for the Interest Period for each Eurodollar Rate
  Advance made as part of the same Contract
  Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.09.
  Eurodollar Rate Advance  means a Contract
  Advance that bears interest as provided in
  Section 2.07c.
  Eurodollar Rate Reserve Percentage  of any
  Lender for the Interest Period for any
  Eurodollar Rate Advance means the reserve percentage applicable during such Interest
  Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve
  System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.
  Events of Default has the meaning specified in Section 6.01.
  Federal Funds Rate means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight
  Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.
  Fee Letter  means that certain letter
  agreement, dated October 10, 1995, between the Borrower and the Agent.
  GSU  means Gulf States Utilities Company, a
  Texas corporation.
  Guaranty Obligations means (i) direct or indirect guaranties in respect of, and obligations to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, Debt of any Person and (ii) other guaranty or similar obligations in respect of the financial obligations of others, including, without limitation, Support Obligations.
  Interest Period  means, for each Contract
  Advance made as part of the same Contract
  Borrowing, the period commencing on the date of such Contract Advance or the date of the Conversion of any Contract Advance into such a Contract Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be 30, 60, 90 or 180 days in the case of an Adjusted CD Rate
  Advance, and 1, 2, 3 or 6 months in the case of a Eurodollar Rate Advance, in each case as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New
  York City time) on the third Business Day prior to the first day of such Interest
  Period, select; provided, however, that:
     (i)    the Borrower may not select any
       Interest Period that ends after the
       Termination Date;
     (ii)   Interest Periods commencing on the
       same date for Contract Advances made as
       part of the same Contract Borrowing
       shall be of the same duration; and
     (iii)  whenever the last day of any
       Interest Period would otherwise occur
       on a day other than a Business Day, the
       last day of such Interest Period shall
       be extended to occur on the next
       succeeding Business Day, provided, in
       the case of any Interest Period for a
       Eurodollar Rate Advance, that if such
       extension would cause the last day of
       such Interest Period to occur in the
       next following calendar month, the last
       day of such Interest Period shall occur
       on the next preceding Business Day.

  Lenders  means the Banks listed on the
  signature pages hereof and each Person that shall become a party hereto pursuant to
  Section 8.07.
  Lien means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person or any of its subsidiaries shall be deemed to own, subject to a Lien, any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.
  LP&L means Louisiana Power & Light Company, a Louisiana corporation.
  Majority Lenders means at any time Lenders holding at least 66-2/3% of the then aggregate unpaid principal amount of the Contract Notes held by Lenders, or, if no such principal amount is then outstanding, Lenders having at least 66-2/3% of the Commitments (without giving effect to any termination in whole of the Commitments pursuant to Section 6.02), provided, that for purposes hereof, neither the Borrower, nor any of its Affiliates, if a Lender, shall be included in (i) the Lenders holding such amount of the Contract Advances or having such amount of the Commitments or
  (ii) determining the aggregate unpaid
  principal amount of the Contract Advances or the total Commitments.
  Moody's  means Moody's Investors Service,
  Inc. or any successor thereto.
  MP&L  means Mississippi Power and Light
  Company, a Mississippi corporation.
  Multiemployer Plan means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA
  Affiliate is making or accruing an
  obligation to make contributions, or has within any of the preceding three plan years made or accrued an obligation to make contributions.
  NOPSI  means New Orleans Public Service
  Inc., a Louisiana corporation.
  Note  means a Contract Note or an Auction
  Note.
  Notice of Contract Borrowing  has the
  meaning specified in Section 2.02(a).
  Notice of Auction Borrowing has the meaning specified in Section 2.03(a).
  OECD  means the Organization for Economic
  Cooperation and Development.
  PBGC  means the Pension Benefit Guaranty
  Corporation and any entity succeeding to any or all of its functions under ERISA.
  Person means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
  Prepayment Event means the occurrence of any event or the existence of any condition under any agreement or instrument relating to any Debt of the Borrower or of a Significant Subsidiary that, in either case, is outstanding in a principal amount in excess of $50,000,000 in the aggregate, which occurrence or event results in the declaration of such Debt being due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.
  Reference Banks  means Citibank, The Bank of
  New York and Union Bank of Switzerland.
  Register  has the meaning specified in
  Section 8.07c.
  Reportable Event has the meaning assigned to that term in Title IV of ERISA.
  S&P means Standard & Poor's Rating Group or any successor thereto.
  SEC  means the United States Securities and
  Exchange Commission.
  SEC Order  has the meaning specified in
  Section 3.01(a)(iii).
  Senior Debt Rating means, as to any Person, the rating assigned by Moody's or S&P to the senior secured long-term debt of such Person.
  SERI means Systems Energy Resources, Inc., an Arkansas corporation.
  Significant Subsidiary  means LP&L, SERI,
  AP&L, MP&L, GSU, and any other subsidiary of the Borrower: (i) the total assets (after intercompany eliminations) of which exceed
  5% of the total assets of the Borrower and its subsidiaries or (ii) the net worth of which exceeds 5% of the Consolidated Net
  Worth of the Borrower and its subsidiaries, in each case as shown on the most recent audited consolidated balance sheet of the Borrower and its subsidiaries.
  Support Obligations means any financial obligation, contingent or otherwise, of any Person guaranteeing or otherwise supporting any Debt or other obligation of any other
  Person in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, direct or indirect, (i) to purchase or pay
  (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase
  of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Debt of the payment of such Debt, (iii) to maintain working capital, equity capital, available cash or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Debt, (iv) to provide equity capital under or in respect of equity subscription arrangements so as to assure any Person with respect to the payment of such Debt or the performance of such obligation, or (v) to provide financial support for the performance of, or to arrange for the performance of, any non-monetary obligations or non-funded debt payment obligations (including, without limitation, guaranties of payments under power purchase or other similar arrangements) of the primary obligor.
  Termination Date means October 10, 1998, or such later date that may be established from time to time pursuant to Section 2.17 hereof, or, in either case, the earlier date of termination in whole of the Commitments pursuant to Section 2.05 or Section 6.02 hereof.
  Yield means, for any Auction Advance, the effective rate per annum at which interest on such Auction Advance is payable, computed on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.
  SECTION 1.02.  Computation of Time Periods.
  In this Agreement in the computation of
  periods of time from a specified date to a later specified date, the word from means from and including and the words to and until each means to but excluding .
  SECTION 1.03.  Accounting Terms.  All
  accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) hereof.

ARTICLE II.

AMOUNTS AND TERMS OF THE ADVANCES
  SECTION 2.01.  The Contract Advances.  Each
  Lender severally agrees, on the terms and conditions hereinafter set forth, to make
  Contract Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Agent pursuant to
  Section 8.07c, as such amount may be reduced pursuant to Section 2.05 (such Lender's
  Commitment ), provided that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the Auction Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be applied to the Lenders ratably according to their respective
  Commitments (such deemed use of the
  aggregate amount of the Commitments being an Auction Reduction ). Each Contract
  Borrowing shall be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Contract Advances of the same
  Type and, in the case of Eurodollar Rate
  Advances or Adjusted CD Rate Advances,
  having the same Interest Period made or
  Converted on the same day by the Lenders ratably according to their respective
  Commitments.  Within the limits of each
  Lender's Commitment, the Borrower may from time to time borrow, prepay pursuant to
  Section 2.11 and reborrow under this Section
  2.01; provided, however, that at no time may the principal amount outstanding hereunder exceed the aggregate amount of the Commitments.
  SECTION 2.02.  Making the Contract Advances.
   (a) Each Contract Borrowing shall be made on notice, given (i) in the case of a Contract Borrowing comprising Adjusted CD
    Rate Advances or Eurodollar Rate Advances, not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Contract
    Borrowing, and (ii) in the case of a
    Contract Borrowing comprising Base Rate
    Advances, not later than 11:00 A.M. (New
    York City time) on the date of the
    proposed Contract Borrowing, by the
    Borrower to the Agent, which shall give to each Lender prompt notice thereof. Each such notice of a Contract Borrowing (a
    Notice of Contract Borrowing ) shall be by telecopier, telex or cable, confirmed immediately in writing, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (A) date of such Contract Borrowing, (B) Type of Contract
    Advances to be made in connection with
    such Contract Borrowing, c aggregate
    amount of such Contract Borrowing, and (D) in the case of a Contract Borrowing comprising Adjusted CD Rate Advances or
    Eurodollar Rate Advances, initial Interest
    Period for each such Contract Advance.
    Each Lender shall, before (x) 12:00 noon
    (New York City time) on the date of any
    Contract Borrowing comprising Adjusted CD
    Rate Advances or Eurodollar Rate Advances, and (y) 1:00 P.M. (New York City time) on the date of any Contract Borrowing comprising Base Rate Advances, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 8.02, in same day funds, such Lender's ratable portion of such Contract Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent's aforesaid address.
  (b)    Each Notice of Contract Borrowing
     shall be irrevocable and binding on the
     Borrower.  In the case of any Notice of
     Contract Borrowing requesting Adjusted CD
     Rate Advances or Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Contract Borrowing for such Contract Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Contract Advance to be made by such Lender as part of such Contract
     Borrowing when such Contract Advance, as a result of such failure, is not made on such date.
  (c)    Unless the Agent shall have received
     notice from a Lender prior to the date of any Contract Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Contract
     Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Contract
     Borrowing in accordance with subsection
     (a) of this Section 2.02 and the Agent
     may, in reliance upon such assumption,
     make available to the Borrower on such
     date a corresponding amount.  If and to
     the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower
     (following the Agent's demand on such
     Lender for the corresponding amount)
     severally agree to repay to the Agent
     forthwith on demand such corresponding
     amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Contract
     Advances made in connection with such
     Contract Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's
     Contract Advance as part of such Contract
     Borrowing for purposes of this Agreement.
  (d)    The failure of any Lender to make the
     Contract Advance to be made by it as part of any Contract Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Contract Advance on the date of such Contract Borrowing, but no Lender shall be responsible for the failure of any other
     Lender to make the Contract Advance to be made by such other Lender on the date of any Contract Borrowing.

    SECTION 2.03.  The Auction Advances.  (a)
 Each Lender severally agrees that the
 Borrower may request Auction Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring 15 days prior to the Termination Date in the manner set forth below; provided that, following the making of each Auction Borrowing, the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders
 (computed without regard to any Auction
 Reduction).
     (i)    The Borrower may request an
       Auction Borrowing by delivering to the
       Agent (A) by telecopier, telex or
       cable, confirmed immediately in
       writing, a notice of an Auction
       Borrowing (a  Notice of Auction
       Borrowing ), in substantially the form
       of Exhibit B-2 hereto, specifying the
       date and aggregate amount of the
       proposed Auction Borrowing, the
       maturity date for repayment of each
       Auction Advance to be made as part of
       such Auction Borrowing (which maturity
       date may not be earlier than the date
       occurring 14 days after the date of
       such Auction Borrowing or later than
       the earlier to occur of (1) 180 days
       after the date of the proposed Auction
       Borrowing and (2) the Termination
       Date), the interest payment date or
       dates relating thereto (which shall
       occur at least every 90 days), and any
       other terms to be applicable to such
       Auction Borrowing, not later than 10:00
       A.M. (New York City time) (x) at least
       one Business Day prior to the date of
       the proposed Auction Borrowing, if the
       Borrower shall specify in the Notice of
       Auction Borrowing that the rates of
       interest to be offered by the Lenders
       shall be fixed rates per annum and (y)
       at least five Business Days prior to
       the date of the proposed Auction
       Borrowing, if the Borrower shall
       specify in the Notice of Auction
       Borrowing the basis (such as a quoted
       London interbank offered rate or the
       Federal Funds Rate) to be used by the
       Lenders in determining the rates of
       interest to be offered by them and (B)
       payment in full to the Agent of the
       aggregate auction administration fee
       specified in Section 2.04(b) hereof.
       The Agent shall in turn promptly notify
       each Lender of each request for an
       Auction Borrowing received by it from
       the Borrower by sending such Lender a
       copy of the related Notice of Auction
       Borrowing.
     (ii)   Each Lender may, in its sole
       discretion, if it elects to do so,
       irrevocably offer to make one or more
       Auction Advances to the Borrower as
       part of such proposed Auction Borrowing
       at a rate or rates of interest
       specified by such Lender in its sole
       discretion, by notifying the Agent
       (which shall give prompt notice thereof
       to the Borrower), before 10:00 A.M.
       (New York City time) (A) on the date of
       such proposed Auction Borrowing, in the
       case of a Notice of Auction Borrowing
       delivered pursuant to clause (A)(x) of
       paragraph (i), above, and (B) three
       Business Days before the date of such
       proposed Auction Borrowing, in the case
       of a Notice of Auction Borrowing
       delivered pursuant to clause (A)(y) of
       paragraph (i), above, of the minimum
       amount and maximum amount of each
       Auction Advance that such Lender would
       be willing to make as part of such
       proposed Auction Borrowing (which
       amounts may, subject to the proviso to
       the first sentence of this Section
       2.03(a), exceed such Lender's
       Commitment), the rate or rates of
       interest therefor, the basis, rate and
       margin used by such Lender (if
       applicable) in determining the rate or
       rates of interest so offered and the
       Yield (if different from such rate or
       rates), the interest period relating
       thereto and such Lender's Applicable
       Lending Office with respect to such
       Auction Advance; provided that if the
       Agent in its capacity as a Lender
       shall, in its sole discretion, elect to
       make any such offer, it shall notify
       the Borrower of such offer before 9:00
       A.M. (New York City time) on the date
       on which notice of such election is to
       be given to the Agent by the other
       Lenders.  If any Lender shall elect not
       to make such an offer, such Lender
       shall so notify the Agent, before 10:00
       A.M. (New York City time) on the date
       on which notice of such election is to
       be given to the Agent by the other
       Lenders, and such Lender shall not be
       obligated to, and shall not, make any
       Auction Advance as part of such Auction
       Borrowing; provided that the failure by
       any Lender to give such notice shall
       not cause such Lender to be obligated
       to make any Auction Advance as part of
       such proposed Auction Borrowing.
       (iii)  The Borrower shall, in turn, (A)
          before 11:00 A.M. (New York City
          time) on the date of such proposed
          Auction Borrowing, in the case of a
          Notice of Auction Borrowing delivered
          pursuant to clause (A)(x) of
          paragraph (i), above and (B) before
          1:00 P.M. (New York City time) three
          Business Days before the date of such
          proposed Auction Borrowing, in the
          case of a Notice of Auction Borrowing
          delivered pursuant to clause (A)(y)
          of paragraph (i), above, either (1)
          cancel such Auction Borrowing by
          giving the Agent notice to that
          effect, or (2) irrevocably accept one
          or more of the offers made by any
          Lender or Lenders pursuant to
          paragraph (ii) above, in its sole
          discretion, subject only to the
          provisions of this paragraph (iii),
          by giving notice to the Agent of the
          amount of each Auction Advance (which
          amount shall be equal to or greater
          than the minimum amount, and equal to
          or less than the maximum amount,
          notified to the Borrower by the Agent
          on behalf of such Lender for such
          Auction Advance pursuant to paragraph
          (ii) above) to be made by each Lender
          as part of such Auction Borrowing,
          and reject any remaining offers made
          by Lenders pursuant to paragraph (ii)
          above by giving the Agent notice to
          that effect; provided, however, that
          (w) the Borrower shall not accept an
          offer made pursuant to paragraph (ii)
          above, at any Yield if the Borrower
          shall have, or shall be deemed to
          have, rejected any other offer made
          pursuant to paragraph (ii) above, at
          a lower Yield, (x) if the Borrower
          declines to accept, or is otherwise
          restricted by the provisions of this
          Agreement from accepting, the maximum
          aggregate principal amount of Auction
          Borrowings offered at the same Yield
          pursuant to paragraph (ii) above,
          then the Borrower shall accept a pro
          rata portion of each offer made at
          such Yield, based as nearly as
          possible on the ratio of the
          aggregate principal amount of such
          offers to be accepted by the Borrower
          to the maximum aggregate principal
          amount of such offers made pursuant
          to paragraph (ii) above (rounding up
          or down to the next higher or lower
          multiple of $1,000,000), (y) no offer
          made pursuant to paragraph (ii) above
          shall be accepted unless the Auction
          Borrowing in respect of such offer is
          in an integral multiple of $1,000,000
          and the aggregate amount of such
          offers accepted by the Borrower is
          equal to at least $5,000,000, and (z)
          no offer made pursuant to paragraph
          (ii) above shall be accepted at any
          interest rate in excess of the Base
          Rate then in effect plus 2% per annum
          (or such higher rate as may be
          permitted by applicable law,
          regulation or order).

  Any offer or offers made pursuant to
  paragraph (ii) above not expressly accepted or rejected by the Borrower in accordance with this paragraph (iii)shall be deemed to have been rejected by the Borrower.
  (iv)   If the Borrower notifies the Agent
     that such Auction Borrowing is canceled
     pursuant to clause (1) of paragraph (iii) above, the Agent shall give prompt notice thereof to the Lenders and such Auction
     Borrowing shall not be made.
  (v)    If the Borrower accepts one or more
     of the offers made by any Lender or
     Lenders pursuant to clause (2) of
     paragraph (iii) above, the Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Auction Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph
     (ii) above have been accepted by the
     Borrower, (B) each Lender that is to make an Auction Advance as part of such Auction
     Borrowing of the amount of each Auction
     Advance to be made by such Lender as part of such Auction Borrowing, and c each Lender that is to make an Auction Advance as part of such Auction Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article
     III.  Each Lender that is to make an
     Auction Advance as part of such Auction
     Borrowing shall, before 12:00 noon (New
     York City time) on the date of such
     Auction Borrowing specified in the notice received from the Agent pursuant to clause
     (A) of the preceding sentence or any later time when such Lender shall have received notice from the Agent pursuant to clause c of the preceding sentence, make available for the account of its Applicable Lending
     Office to the Agent at its address
     referred to in Section 8.02 such Lender's portion of such Auction Borrowing, in same day funds. Upon fulfillment of the applicable conditions set forth in Article
     III and after receipt by the Agent of such funds, the Agent will make such funds available to the Borrower at the Agent's aforesaid address. Promptly after each
     Auction Borrowing the Agent will notify
     each Lender of the amount of the Auction
     Borrowing, the consequent Auction
     Reduction and the dates upon which such
     Auction Reduction commenced and will
     terminate.
  (vi)   If the Borrower accepts one or more
     of the offers made by any Lender pursuant to clause (B) of paragraph (iii) above, the Borrower shall indemnify such Lender against any loss, cost or expense incurred by such Lender as a result of any failure by the Borrower to fulfill on or before the date specified for such Auction
     Borrowing the applicable conditions set
     forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund the Auction Advance to be made by such Lender as part of such Auction Borrowing when such Auction Advance, as a result of such failure, is not made on such date.

  (b)  Each Auction Borrowing shall be in an
  amount not less than $5,000,000 or an
  integral multiple of $1,000,000 in excess thereof and, following the making of each Auction Borrowing, the Borrower shall be in compliance with the limitation set forth in the proviso to the first sentence of subsection (a) above.
  (c)    Within the limits and on the
     conditions set forth in this Section
     2.03, the Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this Section 2.03, provided that an Auction Borrowing shall not be made within three Business Days of the date of any other Auction Borrowing.
  (d)    The Borrower shall repay to the Agent
     for the account of each
     Lender that has made an Auction Advance, or each other holder of an Auction Note, on the maturity date of each Auction
     Advance (such maturity date being that
     specified by the Borrower for repayment of such Auction Advance in the related Notice of Auction Borrowing delivered pursuant to subsection (a)(i) above and provided in the Auction Note evidencing such Auction
     Advance), the then unpaid principal amount of such Auction Advance. The Borrower shall have no right to prepay any principal amount of any Auction Advance unless, and then only on the terms, specified by the Borrower for such Auction
     Advance in the related Notice of Auction
     Borrowing delivered pursuant to subsection
     (a)(i)(A) above and set forth in the
     Auction Note evidencing such Auction
     Advance.
  (e)    The Borrower shall pay interest on
     the unpaid principal amount of each
     Auction Advance from the date of such
     Auction Advance to the date the principal amount of such Auction Advance is repaid in full, at the rate of interest for such Auction Advance specified by the Lender making such Auction Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such Auction Advance in the related Notice of Auction Borrowing delivered pursuant to subsection (a)(i) above, as provided in the Auction Note evidencing such Auction Advance; provided, however, that, if and for so long as a Prepayment Event or an Event of Default shall have occurred and be continuing, the unpaid principal amount of each Auction
     Advance shall (to the fullest extent
     permitted by law) bear interest until paid in full at a rate per annum equal at all times to the Base Rate plus 2% per annum, payable upon demand.
  (f)    The indebtedness of the Borrower
     resulting from each Auction
     Advance made to the Borrower as part of an Auction Borrowing shall be evidenced by a separate Auction Note of the Borrower payable to the order of the Lender making such Auction Advance.
     SECTION 2.04.  Fees.  (a) The Borrower
     agrees to pay to the Agent for the account of each Lender a commitment fee on the average daily unused portion of such Lender's Commitment (without giving effect to any Auction Reduction) from the date hereof in the case of each Bank, and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender, in the case of each other Lender, until the earlier to occur of the Termination Date and, in the case of the termination in whole of a Lender's Commitment pursuant to Section
     2.05, the date of such termination,
     payable on the last day of each March,
     June, September and December during such period, and on the Termination Date, at the rate per annum set forth below determined by reference to combined Senior
     Debt Ratings from time to time of the two
     Significant Subsidiaries (other than SERI) having the highest Senior Debt Ratings:
  Significant Subsidiary with highest Senior
  Debt Rating





Senior
Debt Rating
A- and A3
or above
BBB+ and
Baa1 or
BBB and Baa2
or split rated
above
BBB- and Baa3
or split rated
above
BB+ and/or
Ba1 or below
or unrated



  A- and A3
  or above
  .125%
  .1375%
  .18%
  .23%

Significant
Subsidiary with
next highest
Senior Debt
Rating
BBB+ and
Baa1 or
BBB and Baa2
  or
split rated above
  .1375%
  .17%
  .1875%
  .25%



BBB- and Baa3
  or
split rated above
  .18%
  .1875%
  .20%
  .30%


BB+ and/or Ba1
or below or unrated

  .23%
  .25%
  .30%
  .30%

  Any change in the commitment fee will be effective as of the date on which S&P or Moody's, as the case may be, announces the applicable change in any Senior Debt Rating.
  (b)  The Borrower agrees to pay to the Agent
  for its own account an auction
  administration fee in the amount of $2,000 in respect of each Auction Borrowing requested by the Borrower pursuant to
  Section 2.03(a)(i), payable on the date of such request.
  SECTION 2.05.  Reduction of the Commitments.
  (a)  The Borrower shall have the right, upon
  at least three Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount that is less than the aggregate principal amount of the Auction
  Advances then outstanding, and provided, further, that each partial reduction shall be in the aggregate amount of $1,000,000 or an integral multiple thereof.
  (b)  Notwithstanding any other provision of
  this Agreement or the Notes (and without further notice to the Borrower), 364 days following the date, if any, on which the combined Senior Debt Ratings of the two
  Significant Subsidiaries (other than SERI) having the highest Senior Debt Ratings shall be BB+or Ba1 or below, the Commitments hereunder shall terminate in whole and this Agreement shall terminate.
  SECTION 2.06.  Repayment of Contract
  Advances.  The Borrower shall repay the
  principal amount of each Contract Advance made by each Lender in accordance with the Contract Note to the order of such Lender.
  SECTION 2.07.   Interest on Contract
  Advances. The Borrower shall pay interest on the unpaid principal amount of each Contract Advance made by each Lender from the date of such Contract Advance until such principal amount shall be paid in full, at the following rates per annum:
  (a)    Base Rate Advances.  If such Contract
     Advance is a Base Rate
     Advance, a rate per annum equal at all
     times to the Base Rate in effect from time to time, payable quarterly on the last day of each March, June, September and December and on the date such Base Rate
     Advance shall be Converted or paid in
     full.
  (b)    Adjusted CD Rate Advances.  If such
     Contract Advance is an
     Adjusted CD Rate Advance, a rate per annum equal at all times during the Interest
     Period for such Contract Advance to the
     sum of the Adjusted CD Rate for such
     Interest Period plus the Applicable Margin for such Adjusted CD Rate Advance in effect from time to time, payable on the last day of each Interest Period for such Adjusted CD Rate Advance and on the date such Adjusted CD Rate Advance shall be
     Converted or paid in full and, if such
     Interest Period has a duration of more
     than 90 days, on each day that occurs
     during such Interest Period every 90 days from the first day of such Interest
     Period.
  (c)    Eurodollar Rate Advances.  Subject to
     Section 2.08, if such
     Contract Advance is a Eurodollar Rate
     Advance, a rate per annum equal at all
     times during the Interest Period for such Contract Advance to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin for such Eurodollar Rate Advance in effect from time to time, payable on the last day of each Interest Period for such Eurodollar
     Rate Advance and on the date such
     Eurodollar Rate Advance shall be Converted or paid in full and, if such Interest
     Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest
     Period.
     SECTION 2.08.  Additional Interest on
     Eurodollar Rate Advances.  The Borrower
     shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal
     Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency
     Liabilities, additional interest on the
     unpaid principal amount of each Eurodollar
     Rate Advance of such Lender, from the date of such Contract Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting
     (i) the Eurodollar Rate for the Interest
     Period for such Contract Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve
     Percentage of such Lender for such
     Interest Period, payable on each date on which interest is payable on such Contract
     Advance. Such additional interest shall be determined by such Lender and notified to the Borrower through the Agent, and such determination shall be conclusive and binding for all purposes, absent manifest error.
     SECTION 2.09.  Interest Rate
     Determination.  (a) Each Reference Bank
     agrees to furnish to the Agent timely
     information for the purpose of determining each Adjusted CD Rate or Eurodollar Rate, as applicable. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining
     Reference Banks.
     (b)  The Agent shall give prompt notice to
     the Borrower and the Lenders of the
     applicable interest rate determined by the Agent for purposes of Section 2.07(a), (b) or c, and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.07(b) or c.
  (c)    If fewer than two Reference Banks
     furnish timely information to the Agent
     for determining the Adjusted CD Rate for any Adjusted CD Rate Advances, or the
     Eurodollar Rate for any Eurodollar Rate
     Advances,

     (i)    the Agent shall forthwith notify
       the Borrower and the Lenders that the
       interest rate cannot be determined for
       such Adjusted CD Rate Advances or
       Eurodollar Rate Advances, as the case
       may be,
     (ii)   each such Advance will
       automatically, on the last day of the
       then existing Interest Period therefor,
       Convert into a Base Rate Advance (or if
       such Advance is then a Base Rate
       Advance, will continue as a Base Rate
       Advance), and
     (iii)  the obligation of the Lenders to
       make, or to Convert Contract Advances
       into, Adjusted CD Rate Advances or
       Eurodollar Rate Advances, as the case
       may be, shall be suspended until the
       Agent shall notify the Borrower and the
       Lenders that the circumstances causing
       such suspension no longer exist.

  (d)    If, with respect to any Eurodollar
     Rate Advances, the Majority
     Lenders notify the Agent that the
     Eurodollar Rate for any Interest Period
     for such Advances will not adequately
     reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon
       (i)  each Eurodollar Rate Advance will
       automatically, on the last day of the
       then existing Interest Period therefor,
       Convert into a Base Rate Advance, and
     (ii)   the obligation of the Lenders to
       make, or to Convert Contract Advances
       into, Eurodollar Rate Advances shall be
       suspended until the Agent shall notify
       the Borrower and the Lenders that the
       circumstances causing such suspension
       no longer exist.

  SECTION 2.10.  Conversion of Contract
  Advances.
     (a) Voluntary.  The Borrower may, upon
       notice given to the Agent not later
       than 11:00 A.M. (New York City time) on
       the third Business Day prior to the
       date of the proposed Conversion and
       subject to the provisions of Sections
       2.09 and 2.13, on any Business Day,
       Convert all Contract Advances of one
       Type made in connection with the same
       Contract Borrowing into Advances of
       another Type; provided, however, that
       any Conversion of, or with respect to,
       any Adjusted CD Rate Advances or
       Eurodollar Rate Advances into Advances
       of another Type shall be made on, and
       only on, the last day of an Interest
       Period for such Adjusted CD Rate
       Advances or Eurodollar Rate Advances,
       unless the Borrower shall also
       reimburse the Lenders in respect
       thereof pursuant to Section 8.04(b) on
       the date of such Conversion.  Each such
       notice of a Conversion (a  Notice of
       Conversion ) shall be by telecopier,
       telex or cable, confirmed immediately
       in writing, in substantially the form
       of Exhibit B-3 hereto, specifying
       therein (i) the date of such
       Conversion, (ii) the Contract Advances
       to be Converted, and (iii) if such
       Conversion is into, or with respect to,
       Adjusted CD Rate Advances or Eurodollar
       Rate Advances, the duration of the
       Interest Period for each such Contract
       Advance.
     (b)   Mandatory.  If a Borrower shall
       fail to select the Type of anyContract
       Advance or the duration of any Interest
       Period for any Contract Borrowing
       comprising Eurodollar Rate Advances or
       Adjusted CD Rate Advances in accordance
       with the provisions contained in the
       definition of "Interest Period" in
       Section 1.01 and Section 2.10(a), or if
       any proposed Conversion of a Contract
       Borrowing that is to comprise
       Eurodollar Rate Advances or Adjusted CD
       Rate Advances upon Conversion shall not
       occur as a result of the circumstances
       described in paragraph c below, the
       Agent will forthwith so notify the
       Borrower and the Lenders, and such
       Advances will automatically, on the
       last day of the then existing Interest
       Period therefor, Convert into Base Rate
       Advances.
     (c)    Failure to Convert.  Each notice
       of Conversion given pursuant to
       subsection (a) above shall be
       irrevocable and binding on the
       Borrower.  In the case of any Contract
       Borrowing that is to comprise
       Eurodollar Rate Advances or Adjusted CD
       Rate Advances upon Conversion, the
       Borrower agrees to indemnify each
       Lender against any loss, cost or
       expense incurred by such Lender if, as
       a result of the failure of the Borrower
       to satisfy any condition to such
       Conversion (including, without
       limitation, the occurrence of any
       Prepayment Event or Event of Default,
       or any event that would constitute an
       Event of Default or a Prepayment Event
       with notice or lapse of time or both),
       such Conversion does not occur.  The
       Borrower's obligations under this
       subsection c shall survive the
       repayment of all other amounts owing to
       the Lenders and the Agent under this
       Agreement and the Notes and the
       termination of the Commitments.

     SECTION 2.11.  Prepayments.  The Borrower
     may, upon at least two Business Days'
     notice to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances made as part of the same Contract Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount not less than $1,000,000 or any integral multiple of $100,000 in excess thereof and (ii) in the case of any such prepayment of an Adjusted
     CD Advance or Eurodollar Rate Advance, the
     Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to
     Section 8.04(b) on the date of such
     prepayment.
     SECTION 2.12.  Increased Costs.  (a)  If,
     due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Adjusted CD
     Rate Advances, included in the Adjusted CD
     Rate Reserve Percentage or, in the case of Eurodollar Rate Advances, included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Adjusted CD Rate
     Advances or Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such
     Lender for such increased cost.  A
     certificate as to the amount of such
     increased cost, submitted to the Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.
     (b)  If any Lender determines that
     compliance with any law or regulation or any guideline or request from any central bank or other governmental authority
     (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type (including such Lender s commitment to lend hereunder) or the Advances, then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such
     Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder or the Advances made by such Lender. A certificate in reasonable detail as to such amounts submitted to the Borrower and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.
     SECTION 2.13.  Illegality.
     Notwithstanding any other provision of
     this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or change in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar
     Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate
     Advances hereunder, (i) the obligation of the Lenders to make, or to Convert
     Contract Advances into, Eurodollar Rate
     Advances shall be suspended until the
     Agent shall notify the Borrower and the
     Lenders that the circumstances causing
     such suspension no longer exist and (ii) the Borrower shall forthwith prepay in full all Eurodollar Rate Advances of all Lenders then outstanding, together with interest accrued thereon, unless the
     Borrower, within five Business Days of
     notice from the Agent, Converts all
     Eurodollar Rate Advances of all Lenders
     then outstanding into Advances of another
     Type in accordance with Section 2.10.
  SECTION 2.14.  Payments and Computations.
  (a)  The Borrower shall make each payment
     hereunder and under the Notes not later
     than 12:00 noon (New York City time) on
     the day when due in U.S. dollars to the
     Agent at its address referred to in
     Section 8.02 in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or commitment fees ratably (other than amounts payable pursuant to Section 2.02c, 2.03, 2.08, 2.12, 2.15 or 8.04(b)) to the
     Lenders for the account of their
     respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable
     Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.
  (b)  The Borrower hereby authorizes each
     Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under any Note held by such Lender, to charge from time to time to the extent permitted by law against any or all of the Borrower's accounts with such Lender any amount so due.
  (c)    All computations of interest based on
     the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Adjusted CD Rate, the Eurodollar Rate or the Federal Funds
     Rate and of commitment fees and interest payable on Auction Advances shall be made by the Agent, and all computations of interest pursuant to Section 2.08 shall be made by a Lender, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable. Each determination by the Agent (or, in the case of Section 2.08, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.
  (d)    Whenever any payment hereunder or
     under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate
     Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.
  (e)    Unless the Agent shall have received
     notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender.
     If and to the extent that the Borrower
     shall not have so made such payment in
     full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.
  (f)    Notwithstanding anything to the
     contrary contained herein, any amount
     payable by the Borrower hereunder or under any Note that is not paid when due
     (whether at stated maturity, by
     acceleration or otherwise) shall (to the fullest extent permitted by law) bear interest from the date when due until paid in full at a rate per annum equal at all times to the Base Rate plus 2%, payable upon demand.

     SECTION 2.15.  Taxes.  (a)  Any and all
     payments by the Borrower hereunder or
     under the Contract Notes shall be made, in accordance with Section 2.14, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable
     Lending Office or any political
     subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as Taxes ).
     If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
     (ii) the Borrower shall make such
     deductions and (iii) the Borrower shall
     pay the full amount deducted to the
     relevant taxation authority or other
     authority in accordance with applicable
     law.
     (b)    In addition, the Borrower agrees
       to pay any present or future stamp or
       documentary taxes or any other excise
       or property taxes, charges or similar
       levies which arise from any payment
       made hereunder or under the Notes or
       from the execution, delivery or
       registration of, or otherwise with
       respect to, this Agreement or the Notes
       (hereinafter referred to as  Other
       Taxes ).
     (c)    The Borrower will indemnify each
       Lender and the Agent for the full
       amount of Taxes or Other Taxes
       (including, without limitation, any
       Taxes or Other Taxes imposed by any
       jurisdiction on amounts payable under
       this Section 2.15) paid by such Lender
       or the Agent (as the case may be) and
       any liability (including penalties,
       interest and expenses) arising
       therefrom or with respect thereto,
       whether or not such Taxes or Other
       Taxes were correctly or legally
       asserted.  This indemnification shall
       be made within 30 days from the date
       such Lender or the Agent (as the case
       may be) makes written demand therefor.
       Nothing herein shall preclude the right
       of the Borrower to contest any such
       Taxes or Other Taxes so paid, and the
       Lenders in question or the Agent (as
       the case may be) will, following notice
       from, and at the expense of, the
       Borrower, take such actions as the
       Borrower may reasonably request to
       preserve the Borrower's rights to
       contest such Taxes or Other Taxes, and,
       promptly following receipt of any
       refund of amounts with respect to Taxes
       or Other Taxes for which such Lenders
       or the Agent were previously
       indemnified under this Section 2.15,
       pay to the Borrower such refunded
       amounts (including any interest paid by
       the relevant taxing authority with
       respect to such amounts).
     (d)    Prior to the date of the initial
       Borrowing in the case of each Bank, and
       on the date of the Assignment and
       Acceptance pursuant to which it became
       a Lender in the case of each other
       Lender, and from time to time
       thereafter if requested by the Borrower
       or the Agent, each Lender organized
       under the laws of a jurisdiction
       outside the United States shall provide
       the Agent and the Borrower with the
       forms prescribed by the Internal
       Revenue Service of the United States
       certifying that such Lender is exempt
       from United States withholding taxes
       with respect to all payments to be made
       to such Lender hereunder and under the
       Notes.  If for any reason during the
       term of this Agreement, any Lender
       becomes unable to submit the forms
       referred to above or the information or
       representations contained therein are
       no longer accurate in any material
       respect, such Lender shall notify the
       Agent and the Borrower in writing to
       that effect.  Unless the Borrower and
       the Agent have received forms or other
       documents satisfactory to them
       indicating that payments hereunder or
       under any Note are not subject to
       United States withholding tax, the
       Borrower or, if the Borrower fails to
       do so, the Agent, shall withhold taxes
       from such payments at the applicable
       statutory rate in the case of payments
       to or for any Lender organized under
       the laws of a jurisdiction outside the
       United States.
     (e)    Any Lender claiming any additional
       amounts payable pursuant to this
       Section 2.15 shall use its best efforts
       (consistent with its internal policy
       and legal and regulatory restrictions)
       to change the jurisdiction of its
       Applicable Lending Office or take other
       actions customary or otherwise
       reasonable under the circumstances if
       the making of such a change or the
       taking of such actions would avoid the
       need for, or reduce the amount of, any
       such additional amounts which may
       thereafter accrue and would not, in the
       reasonable judgment of such Lender, be
       otherwise disadvantageous to such
       Lender.
     (f)    Without prejudice to the survival
       of any other agreement of the
       Borrower hereunder, the agreements and
       obligations of the Borrower contained
       in this Section 2.15 shall survive the
       payment in full of principal and
       interest hereunder and under the Notes.
      SECTION 2.16.  Sharing of Payments, Etc.
   If any Lender shall obtain any payment
   (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Contract
   Advances made by it (other than pursuant to Section 2.02c, 2.08, 2.12, 2.15 or 8.04(b))
   in excess of its ratable share of payments on account of the Contract Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other
   Lenders such participations in the Contract
   Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing
   Lender, such purchase from each Lender
   shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing
   Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section
   2.16 may, to the fullest extent permitted by law, exercise all its rights of payment
   (including the right of set-off) with
   respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.
     SECTION 2.17.  Extension of Termination
       Date.
      (a)  Unless the Termination Date shall
       have occurred, at least 90 but not more
       than 180 days prior to the then-
       effective Termination Date, the
       Borrower may request the Lenders, by
       written notice to the Agent, to consent
       to a one-year extension of the
       Termination Date.  Each Lender shall,
       in its sole discretion, determine
       whether to consent to such request and
       shall notify the Agent of its
       determination within 30 days of such
       Lender's receipt of notice of such
       request.  If such request shall have
       been consented to by all the Lenders,
       the Agent shall notify the Borrower in
       writing of such consent, and such
       extension shall become effective upon
       the delivery by the Borrower to the
       Agent and each Lender, on or prior to
       the then effective Termination Date, of
       (i) a certificate of a duly authorized
       officer of the Borrower, dated such
       date, as to the accuracy, both before
       and after giving effect to such
       proposed extension, of the
       representations and warranties set
       forth in Section 4.01 (including,
       without limitation, with respect to any
       required governmental approvals) and as
       to the absence, both before and after
       giving effect to such proposed
       extension, of any Prepayment Event, any
       Event of Default or any event that with
       the giving of notice or the passage of
       time or both would constitute an Event
       of Default and (ii) an opinion of
       counsel to the Borrower as to the
       extension of the Termination Date and
       such other matters as any Lender,
       through the Agent, may reasonably
       request.
     (b)  Notwithstanding any other provision
       of this Agreement, the Termination Date
       may be extended no more than twice
       pursuant to subsection (a) above.

ARTICLE III.

CONDITIONS OF LENDING
  SECTION 3.01.  Condition Precedent to
  Initial Advances. The obligation of each Lender to make its initial Advance is subject to the conditions precedent that on or before the date of such Advance:
  (a)    The Agent shall have received the
     following, each dated the same date
     (except for the financial statements
     referred to in paragraph (iv) below), in form and substance satisfactory to the Agent and (except for the Contract Notes) with one copy for each Lender:

     (i)    The Contract Notes payable to the
       order of each of the Lenders,
       respectively;
     (ii)   Certified copies of the
       resolutions of the Board of Directors
       of the Borrower approving this
       Agreement and the Notes, and of all
       documents evidencing other necessary
       corporate action with respect to this
       Agreement and the Notes;
     (iii)  A certificate of the Secretary or
       an Assistant Secretary of the Borrower
       certifying (A) the names and true
       signatures of the officers of the
       Borrower authorized to sign this
       Agreement and the Notes and the other
       documents to be delivered hereunder;
       (B) that attached thereto are true and
       correct copies of the Certificate of
       Incorporation and the By-laws of the
       Borrower, in each case in effect on
       such date; and c that attached thereto
       are true and correct copies of all
       governmental and regulatory
       authorizations and approvals required
       for the due execution, delivery and
       performance of this Agreement and the
       Notes, including, without limitation, a
       copy of the order (File No. 70-8149) of
       the SEC under the Public Utility
       Holding Company Act of 1935 authorizing
       the Borrower's execution, delivery and
       performance of this Agreement and the
       Notes (the SEC Order );
     (iv)   Copies of the consolidated balance
       sheets of the Borrower and its
       subsidiaries as of December 31, 1994,
       and the related consolidated statements
       of income, retained earnings and cash
       flows of the Borrower and its
       subsidiaries for the fiscal year then
       ended, and copies of the consolidated
       financial statements of the Borrower
       and its subsidiaries as of June 30,
       1995, in each case certified by a duly
       authorized officer of the Borrower as
       having been prepared in accordance with
       generally accepted accounting
       principles consistently applied;
     (v)    A favorable opinion of counsel for
       the Borrower, acceptable to the Agent,
       substantially in the form of Exhibit D
       hereto and as to such other matters as
       any Lender through the Agent may
       reasonably request;
     (vi)   A favorable opinion of King &
       Spalding, Special New York counsel for
       the Agent, substantially in the form of
       Exhibit E hereto; and
     (vii)  A duly executed and delivered Form
       U-1, in the form prescribed by
       Regulation U issued by the Board of
       Governors of the Federal Reserve
       System.

  (b)    The Agent shall have received the
     fees payable pursuant to the Fee Letter.
     SECTION 3.02.  Conditions Precedent to
     Each Contract Borrowing.
     The obligation of each Lender to make a
     Contract Advance on the occasion of each Contract Borrowing (including the initial
     Contract Borrowing) shall be subject to
     the further conditions precedent that on the date of such Contract Borrowing (i) the following statements shall be true
     (and each of the giving of the applicable
     Notice of Contract Borrowing or Notice of
     Conversion and the acceptance by the
     Borrower of any proceeds of a Contract
     Borrowing shall constitute a
     representation and warranty by the
     Borrower that on the date of such Contract
     Borrowing or Conversion, as applicable,
     such statements are true):
     (A)    The representations and warranties
       contained in Section 4.01 (excluding
       those contained in subsections (e) and
       (f) thereof if such Contract Borrowing
       does not increase the aggregate
       outstanding principal amount of
       Contract Advances over the aggregate
       outstanding principal amount of all
       Contract Advances immediately prior to
       the making of such Contract Borrowing)
       are correct on and as of the date of
       such Contract Borrowing, before and
       after giving effect to such Contract
       Borrowing and to the application of the
       proceeds therefrom, as though made on
       and as of such date;
     (B)    No event has occurred and is
       continuing, or would result from such
       Contract Borrowing or from the
       application of the proceeds therefrom,
       that constitutes a Prepayment Event or
       an Event of Default or would constitute
       an Event of Default or a Prepayment
       Event with notice or lapse of time or
       both; and

       (ii) The Agent shall have received such
       other approvals, opinions or documents
       with respect to the truth of the
       foregoing statements (A) and (B) as any
       Lender through the Agent may reasonably
       request.
  SECTION 3.03.  Conditions Precedent to Each
  Auction Borrowing. The obligation of each Lender that is to make an Auction Advance as part of any Auction Borrowing (including the initial Auction Borrowing) to make such Auction Advance is subject to the conditions precedent that on the date of such Auction
  Borrowing:
       (i)    The Agent shall have received
          the written confirmatory Notice of
          Auction Borrowing with respect
          thereto;
       (ii)   The Agent shall have received an
          Auction Note, duly executed by the
          Borrower, payable to the order of
          such Lender for each of the Auction
          Advances to be made by such Lender as
          part of such Auction Borrowing, in a
          principal amount equal to the
          principal amount of the Auction
          Advance to be evidenced thereby and
          otherwise on such terms as were
          agreed to for such Auction Advance in
          accordance with Section 2.03;
       (iii)  The following statements shall
          be true (and each of the giving of
          the applicable Notice of Auction
          Borrowing and the acceptance by a
          Borrower of the proceeds of such
          Auction Borrowing shall constitute a
          representation and warranty by the
          Borrower that on the date of such
          Auction Borrowing such statements are
          true):

          (A)    The representations and
            warranties contained in Section
            4.01 are correct on and as of the
            date of such Auction Borrowing,
            before and after giving effect to
            such Auction Borrowing and to the
            application of the proceeds
            therefrom, as though made on and
            as of such date, and
          (B)    No event has occurred and is
            continuing, or would result from
            such Auction Borrowing or from the
            application of the proceeds
            therefrom, that constitutes a
            Prepayment Event or an Event of
            Default or that would constitute
            an Event of Default or a
            Prepayment Event with notice or
            lapse of time or both; and

       (iv)   The Borrower shall have
          delivered to the Agent copies of such
          other approvals and documents with
          respect to the truth of the foregoing
          statements (A) and (B) as any Lender
          through the Agent may reasonably
          request.



ARTICLE IV.

REPRESENTATIONS AND WARRANTIES
  SECTION 4.01.  Representations and
  Warranties of the Borrower. The Borrower represents and warrants as follows:
  (a)    The Borrower is a corporation duly
     organized, validly existing and in good
     standing under the laws of the
     jurisdiction of its incorporation and is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted or the property owned, operated or leased by it requires such qualification, except where failure to so qualify would not materially adversely affect its condition
     (financial or otherwise), operations,
     business, properties, or prospects.
  (b)    The execution, delivery and
     performance by the Borrower of this
     Agreement and the Notes are within the
     Borrower's corporate powers, have been
     duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's charter or by-laws, (ii) law applicable to the Borrower or its properties or (iii) any contractual or legal restriction binding on or affecting the Borrower or its properties.
  (c)    No authorization or approval or other
     action by, and no notice to or filing
     with, any governmental authority or
     regulatory body is required for the due
     execution, delivery and performance by the Borrower of this Agreement or the Notes, except for the following (each of which has been duly filed or obtained, and is final and in full force and effect): (i) the filing of the Declaration on Form U-1 and amendments and exhibits thereto in File No. 70-8149 and (ii) the SEC Order.
  (d)    This Agreement is, and the Notes when
     delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject, however, to any applicable bankruptcy, reorganization, rearrangement, moratorium or similar laws affecting generally the enforcement of creditors' rights and remedies and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
  (e)    The consolidated financial statements
     of the Borrower and its subsidiaries as of December 31, 1994 and for the year ended on such date, as set forth in the Borrower's Annual Report on Form 10-K for the fiscal year ended on such date, as filed with the SEC, accompanied by an opinion of Coopers & Lybrand, and the consolidated financial statements of the
     Borrower and its subsidiaries as of June
     30, 1995, and for the six-month period
     ended on such date set forth in the
     Borrower's Quarterly Report on Form 10-Q for the fiscal quarter ended on such date, as filed with the SEC, copies of each of which have been furnished to each Bank, fairly present (subject, in the case of such statements dated June 30, 1995, to year-end adjustments) the consolidated financial condition of the Borrower and its subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its subsidiaries for the periods ended on such dates, in accordance with generally accepted accounting principles consistently applied. Except as disclosed in the Borrower's Quarterly
     Report on Form 10-Q for the fiscal period ended June 30, 1995, since December 31,
     1994, there has been no material adverse change in the financial condition or operations of the Borrower.
  (f)    Except as disclosed in the Borrower's
     Annual Report on Form 10-
     K for the fiscal year ended December 31, 1994, and the Borrower's Quarterly Report on Form 10-Q for the period ended June 30, 1995, there is no pending or threatened action or proceeding affecting the
     Borrower or any of its subsidiaries before any court, governmental agency or arbitrator that, if determined adversely, could reasonably be expected to have a material adverse effect upon the condition
     (financial or otherwise), operations,
     business, properties or prospects of the Borrower or on its ability to perform its obligations under this Agreement or any Note, or that purports to affect the legality, validity, binding effect or enforceability of this Agreement or any Note. There has been no change in any matter disclosed in such filings that could reasonably be expected to result in such a material adverse effect.
  (g)    No event has occurred and is
     continuing that constitutes a Prepayment
     Event or an Event of Default or that would constitute an Event of Default or a Prepayment Event but for the requirement that notice be given or time elapse or both.
  (h)    The Borrower is not engaged in the
     business of extending credit for the
     purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and not more than 25% of the value of the assets of the Borrower and its subsidiaries subject to the restrictions of Section 5.02(a), c or
     (d) is, on the date hereof, represented by margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).
  (i)    The Borrower is not an  investment
     company  or a company controlled  by an
     investment company within the meaning of the Investment Company Act of 1940, as amended, or an investment advisor within the meaning of the Investment Company Act of 1940, as amended. The Borrower is a "holding company" as that term is defined in, and is registered under, the Public
     Utility Holding Company Act of 1935.
  (j)    No ERISA Termination Event has
     occurred, or is reasonably expected to
     occur, with respect to any ERISA Plan that may materially and adversely affect the condition (financial or otherwise), operations, business, properties or prospects of the Borrower and its subsidiaries, taken as a whole.
  (k)    Schedule B (Actuarial Information) to
     the most recent annual report (Form 5500
     Series) with respect to each ERISA Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Banks, is complete and accurate and fairly presents the funding status of such ERISA Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.
  (l)    The Borrower has not incurred, and
     does not reasonably expect to incur, any withdrawal liability under ERISA to any Multiemployer Plan.



ARTICLE V.

COVENANTS OF THE BORROWER
  SECTION 5.01.  Affirmative Covenants.  So
  long as any Note or any amount payable by the Borrower hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, unless the Majority Lenders shall otherwise consent in writing:
(a)    Keep Books; Corporate Existence;
  Maintenance of Properties; Compliance with
  Laws; Insurance; Taxes.
  (i)    keep proper books of record and
     account, all in accordance with generally accepted accounting principles;
  (ii)   except as otherwise permitted by
     Section 5.02c, preserve and keep in full force and effect its existence and preserve and keep in full force and effect its licenses, rights and franchises to the extent necessary to carry on its business;
  (iii)  maintain and keep, or cause to be
     maintained and kept, its properties in
     good repair, working order and condition, and from time to time make or cause to be made all needful and proper repairs, renewals, replacements and improvements, in each case to the extent such properties are not obsolete and not necessary to carry on its business;
  (iv)   comply in all material respects with
     all applicable laws, rules, regulations
     and orders, such compliance to include,
     without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or its property, except to the extent being contested in good faith by appropriate proceedings, and compliance with ERISA and Environmental Laws;
  (v)    maintain insurance with responsible
     and reputable insurance companies or
     associations or through its own program of self-insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which it operates and furnish to the Agent, within a reasonable time after written request therefor, such information as to the insurance carried as any Lender, through the Agent, may reasonably request; and
  (vi)   pay and discharge its obligations and
     liabilities in the ordinary course of
     business, except to the extent that such obligations and liabilities are being contested in good faith by appropriate proceedings.

(b)    Use of Proceeds.  The Borrower may use
  the proceeds of the Borrowings for only:
  (i) general corporate purposes, and
  (ii), subject to the terms and conditions of this Agreement, repurchases of common stock of the Borrower and/or investments in nonregulated and/or nonutility businesses.
(c)    Reporting Requirements.  Furnish to the
  Lenders:

  (i)    as soon as available and in any event
     within 60 days after the end of each of
     the first three quarters of each fiscal
     year of the Borrower, (A) consolidated
     balance sheets of the Borrower and its
     subsidiaries as of the end of such quarter and (B) consolidated statements of income and retained earnings of the Borrower and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, each certified by the duly authorized officer of the Borrower as having been prepared in accordance with generally accepted accounting principles, consistently applied;
  (ii)   as soon as available and in any event
     within 120 days after the end of each
     fiscal year of the Borrower, a copy of the annual report for such year for the Borrower and its subsidiaries, containing consolidated financial statements for such year certified without qualification by
     Coopers & Lybrand (or such other
     nationally recognized public accounting
     firm as the Agent may approve), and
     certified by a duly authorized officer of the Borrower as having been prepared in accordance with generally accepted accounting principles, consistently applied;
  (iii)  as soon as available and in any event
     within 60 days after the end of each of
     the first three quarters of each fiscal
     year of the Borrower and within 120 days after the end of the fiscal year of the Borrower, a certificate of the duly authorized officer of the Borrower, stating that no Prepayment Event or Event of Default has occurred and is continuing, or if a Prepayment Event or Event of Default has occurred and is continuing, a statement setting forth details of such Prepayment Event or Event of Default, as the case may be, and the action that the Borrower has taken and proposes to take with respect thereto;
  (iv)   as soon as possible and in any event
     within five days after the Borrower has
     knowledge of the occurrence of each
     Prepayment Event, Event of Default and
     each event that, with the giving of notice or lapse of time or both, would constitute an Event of Default, continuing on the date of such statement, a statement of the duly authorized officer of the Borrower setting forth details of such Prepayment
     Event, Event of Default or event, as the case may be, and the actions that the Borrower has taken and proposes to take with respect thereto;
  (v)    as soon as possible and in any event
     within five days after the Borrower
     receives notice of the commencement of any litigation against, or any arbitration, administrative, governmental or regulatory proceeding involving, the Borrower or any of its subsidiaries, that, if adversely determined, could reasonably be expected to have a materialadverseeffect on the condition (financial or otherwise), operations,business,properties or prospects of the Borrower, notice of such litigation describing in reasonable detail the facts and circumstances concerning such litigation and the Borrower's or such subsidiary's proposed actions in connection therewith;
  (vi)   promptly after the sending or filing
     thereof, copies of all reports that the
     Borrower sends to any of its securities
     holders, and copies of all reports and
     registration statements which the Borrower files with the SEC or any national securities exchange pursuant to the
     Securities Act of 1933 or the Exchange
     Act, and of all certificates pursuant to Rule 24 which the Borrower files with the SEC pursuant to the Public Utility Holding
     Company Act of 1935 in connection with the proceeding of the SEC in File No. 70-8149 related to the SEC Order or any subsequent proceedings related thereto;
  (vii)  as soon as possible and in any event
     (A) within 30 days after the Borrower
     knows or has reason to know that any ERISA
     Termination Event described in clause (i) of the definition of ERISA Termination
     Event with respect to any ERISA Plan has occurred and (B) within 10 days after the Borrower knows or has reason to know that any other ERISA Termination Event with respect to any ERISA Plan has occurred, a statement of the chief financial officer of the Borrower describing such ERISA
     Termination Event and the action, if any, that the Borrower proposes to take with respect thereto;
  (viii)promptly and in any event within two
     Business Days after receipt thereof by the Borrower from the PBGC, copies of each notice received by the Borrower of the PBGC's intention to terminate any ERISA
     Plan or to have a trustee appointed to
     administer any ERISA Plan;
  (ix)   promptly and in any event within 30
     days after the filing thereof with the
     Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each ERISA Plan;
  (x)    promptly and in any event within five
     Business Days after receipt thereof by the Borrower from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower concerning the imposition of withdrawal liability pursuant to Section
     4202 of ERISA;
  (xi)   promptly and in any event within five
     Business Days after Moody's or S&P has
     changed any Senior Debt Rating of any
     Significant
     Subsidiary, notice of such change; and
  (xii)  such other information respecting the
     condition or operations, financial or
     otherwise, of the Borrower or any of its subsidiaries as any Lender through the Agent may from time to time reasonably request.

  SECTION 5.02.  Negative Covenants.  So long
  as any Note or any amount payable by the Borrower hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, without the written consent of the Majority Lenders:
  (a)    Liens, Etc.  Create or suffer to
     exist any Lien upon or with respect to any of its properties (including, without limitation, any shares of any class of equity security of any of its Significant
     Subsidiaries or of NOPSI), in each case to secure or provide for the payment of Debt, other than:
     (i)    Liens in existence on the date of
       this Agreement;
     (ii)   Liens for taxes, assessments or
       governmental charges or levies to the
       extent not past due, or which are being
       contested in good faith in appropriate
       proceedings diligently conducted and
       for which the Borrower has provided
       adequate reserves for the payment
       thereof in accordance with generally
       accepted accounting principles;
     (iii)  pledges or deposits in the
       ordinary course of business to secure
       obligations under worker's compensation
       laws or similar legislation;
     (iv)   other pledges or deposits in the
       ordinary course of business (other than
       for borrowed monies) that, in the
       aggregate, are not material to the
       Borrower;
     (v)    purchase money mortgages or other
       liens or purchase money security
       interests upon or in any property
       acquired or held by the Borrower in the
       ordinary course of business to secure
       the purchase price of such property or
       to secure indebtedness incurred solely
       for the purpose of financing the
       acquisition of such property;
     (vi)   Liens imposed by law such as
       materialmen's, mechanics', carriers',
       workers' and repairmen's Liens and
       other similar Liens arising in the
       ordinary course of business for sums
       not yet due or currently being
       contested in good faith by appropriate
       proceedings diligently conducted;
     (vii)  attachment, judgment or other
       similar Liens arising in connection
       with court proceedings, provided that
       such Liens, in the aggregate, shall not
       exceed $50,000,000 at any one time
       outstanding,
     (viii)other Liens not otherwise referred to in the foregoing clauses (i) through
     (vii) above, provided that such Liens, in the aggregate, shall not exceed
       $100,000,000 at any one time and (ix)
       Liens created for the sole purpose of
       extending, renewing or replacing in
       whole or in part Debt secured by any
       Lien referred in the foregoing clauses
       (i) through
     (viii) above, provided that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement, as the case may be, shall be limited to all or a part of the property or Debt that secured the Lien so extended, renewed or replaced (and any improvements on such property); provided, further, that no
       Lien permitted under the foregoing
       clauses (i) through (ix) shall be
       placed upon any shares of any class of
       equity security of any Significant
       Subsidiary or of NOPSI unless the
       obligations of the Borrower to the
       Lenders hereunder are simultaneously
       and ratably secured by such Lien
       pursuant to documentation satisfactory
       to the Lenders.
  (b)    Debt.  Create, incur, assume or
     suffer to exist, any Debt of the Borrower other than:

     (i)    Debt under this Agreement and the
       Notes;
     (ii)   Debt secured by Liens permitted
       under Section 5.02(a);
     (iii)  Debt as lessee under leases which
       shall have been, or should be, in
       accordance with generally accepted
       accounting principles, recorded as
       capital leases;
     (iv)   Debt incurred in the form of
       endorsements in the normal course of
       business;
     (v)    Guaranty Obligations (excluding
       Guaranty Obligations described in
       paragraph (vi) below) and other Debt
       not to exceed $800,000,000 in the
       aggregate at any one time; and
     (vi)   Guaranty Obligations not otherwise
       permitted hereunder, but disclosed on
       Schedule II.

  (c)    Mergers, Etc.  Merge with or into or
     consolidate with or into  any other
     Person, except that the Borrower may merge with any other Person, provided that, immediately after giving effect to any such merger,
     (i) the Borrower is the surviving
       corporation or (A) the surviving
       corporation is organized under the laws
       of one of the states of the United
       States of America and assumes the
       Borrower's obligations hereunder in a
       manner acceptable to the Majority
       Lenders, and (B) after giving effect to
       such merger, the Senior Debt Ratings of
       the two Significant Subsidiaries (other
       than SERI) having the highest Senior
       Debt Ratings shall be at least BBB- and
       Baa3,
     (ii) no event shall have occurred and be continuing that constitutes a
       Prepayment Event or an Event of Default
       or would constitute an Event of Default
       but for the requirement that notice be
       given or time elapse or both, and
     (iii) the Borrower shall not be liable
       with respect to any Debt or allow its
       property to be subject to any Lien
       which would not be permissible with
       respect to it or its property under
       this Agreement on the date of such
       transaction.
  (d)    Disposition of Assets.  Sell, lease,
     transfer, convey or otherwise dispose of (whether in one transaction or in a series of transactions) any shares of voting common stock (or of stock or other instruments convertible into voting common stock) of any Significant Subsidiary or of NOPSI, or permit any Significant
     Subsidiary or NOPSI to issue, sell or
     otherwise dispose of any of its shares of voting common stock (or of stock or other instruments convertible into voting common stock), except to the Borrower or a Significant Subsidiary.



ARTICLE VI.

EVENTS OF DEFAULT AND REMEDIES
  SECTION 6.01.  Events of Default.  Each of
the following events shall constitute an Event of Default hereunder:
  (a)    The Borrower shall fail to pay any
     principal of any Advance when the same
     becomes due and payable, or shall fail to pay interest thereon or any other amount payable under this Agreement or any of the Notes within three Business Days after the same becomes due and payable; or
  (b)    Any representation or warranty made
     by the Borrower herein or by the Borrower
     (or any of its officers) in connection
     with this Agreement shall prove to have
     been incorrect or misleading in any
     material respect when made; or
  (c)    The Borrower shall fail to perform or
     observe (
     (i) any term, covenant or agreement
       contained in Section 5.01(b) or 5.02 or
     (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Agent or any Lender; or
  (d)    The Borrower shall fail to pay any
     principal of or premium or interest on any Debt of the Borrower that is outstanding in a principal amount in excess of $50,000,000 in the aggregate (but excluding Debt evidenced by the Notes) when the same becomes due and payable
     (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or
  (e)    The Borrower, any Significant
     Subsidiary or NOPSI shall generally not
     pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, any Significant Subsidiary or NOPSI seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower, any Significant Subsidiary or NOPSI shall take any corporate action to authorize or to consent to any of the actions set forth above in this subsection (e); or (f). Any judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Borrower and either
     (i)    enforcement,proceedings shall have
       been commenced by any creditor upon
       such judgment or order or
     (ii)   there shall be any period of 10
       consecutive Business Days during which
       a stay of enforcement of such judgment
       or order, by reason of a pending appeal
       or otherwise, shall not be in effect;
       or

  (g)  (i) An ERISA Plan of the Borrower or
       any ERISA Affiliate of the
       Borrower shall fail to maintain the
       minimum funding standards required by
       Section 412 of the Internal Revenue
       Code of 1986 for any plan year or a
       waiver of such standard is sought or
       granted under Section 412(d) of the
       Internal Revenue Code of 1986, or
     (ii)   an ERISA Plan of the Borrower or
       any ERISA Affiliate of the Borrower is,
       shall have been or will be terminated
       or the subject of termination
       proceedings under ERISA, or
     (iii)  the Borrower or any ERISA
       Affiliate of the Borrower has incurred
       or will incur a liability to or on
       account of an ERISA Plan under Section
       4062, 4063 or 4064 of ERISA and there
       shall result from such event either a
       liability or a material risk of
       incurring a liability to the PBGC or an
       ERISA Plan, or
     (iv)   any ERISA Termination Event with
       respect to an ERISA Plan of the
       Borrower or any ERISA Affiliate of the
       Borrower shall have occurred, and in
       the case of any event described in
       clauses (i) through
       (iv), (A) such event (if correctable)
       shall not have been corrected and (B)
       the then-present value of such ERISA
       Plan's vested benefits exceeds the then-current value of assets accumulated in such ERISA Plan by more than the amount of $25,000,000 (or in the case of an ERISA Termination Event involving the withdrawal of a substantial employer
       (as defined in Section 4001(a)(2) of
       ERISA), the withdrawing employer's
       proportionate share of such excess
       shall exceed such amount).
  SECTION 6.02.  Remedies.  If any Prepayment
Event or Event of Default shall occur and be continuing, then, and in any such event, the Agent
  (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and
  (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower, any Significant Subsidiary or
     NOPSI under the Federal Bankruptcy Code,
      (A) the obligation of each Lender to make
       Advances shall automatically be
       terminated and
     (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the
       Borrower.

ARTICLE VII.

THE AGENT
  SECTION 7.01.  Authorization and Action.
Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.
  SECTION 7.02.  Agent's Reliance, Etc.
Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent:
  (i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender which is the payee of such Note, as assignor, and any assignee pursuant to Section 8.07;
  (ii) may consult with legal counsel
     (including counsel for the Borrower),
     independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;
  (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement;
  (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower;
  (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; and
  (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.
  SECTION 7.03.  Citibank and Affiliates.
With respect to its Commitment, the Advances made by it and the Notes issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term Lender or Lenders shall, unless otherwise expressly indicated, include
Citibank in its individual capacity. Citibank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its subsidiaries and any Person who may do business with or own securities of the Borrower or any such subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders.
  SECTION 7.04.  Lender Credit Decision.  Each
Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.
  SECTION 7.05.  Indemnification.  The Lenders
agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Contract Notes then held by each of them (or if no Contract Notes are at the time outstanding or if any Contract Notes are held by Persons which are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses
(including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this
Agreement, to the extent that such expenses are reimbursable by the Borrower but for which the Agent is not reimbursed by the Borrower.
  SECTION 7.06.  Successor Agent.  The Agent
may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor
Agent, which, for so long as no Prepayment
Event or Event of Default has occurred and is continuing, shall be a Lender and shall be approved by the Borrower (with such approval not to be unreasonably withheld or delayed).
If no successor Agent shall have been so appointed by the Majority Lenders and approved by the Borrower, and shall have accepted such appointment, within 30 days after the retiring
Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring
Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any other country that is a member of the OECD having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor
Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring
Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. Notwithstanding the foregoing, if no Prepayment Event or Event of Default, and no event that with the giving of notice or the passage of time, or both, would constitute an Prepayment Event or Event of Default, shall have occurred and be continuing, then no successor Agent shall be appointed under this Section 7.06 without the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed.

ARTICLE VIII.

MISCELLANEOUS
  SECTION 8.01.  Amendments, Etc.  No
  amendment or waiver of anyprovision of this Agreement or the Contract Notes, nor consent to any departureby the Borrower therefrom, shall in any event be effective unless the same shall bein writing and signed by the Majority Lenders, and then such waiver or consentshall be effective only in the specific instance and for the specific purpose forwhich given; provided, however, that no amendment, waiver or consent shall,unless in writing and signed by all the Lenders (other than any Lender that is theBorrower or an Affiliate of the Borrower), do any of the following:
  (a) waive anyof the conditions specified in
     Section 3.01, 3.02 or 3.03,
  (b) increase theCommitments of the Lenders or subject the Lenders to any additional obligations,
  (c)    reduce the principal of, or interest
     on, the Contract Notes or any fees or
     other amounts payable hereunder, (d)
     postpone any date fixed for any payment of principal of, or interest on, the Contract
     Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Contract Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder or (f) amend this Section 8.01 or Section 2.17(a); and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

  SECTION 8.02.  Notices, Etc.  All notices
and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at 639 Loyola Avenue, New Orleans, LA
70113, Attention: Treasurer; if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other
Lender, at its Domestic Lending Office
specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at 399 Park Avenue, New York, New York 10043, Attention: Utilities
Department, North American Finance Group; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Agent pursuant to Article II or VII shall not be effective until received by the Agent. Except as otherwise provided in Section 5.01c, notices and other communications given by the Borrower to the Agent shall be deemed given to the Lenders.
  SECTION 8.03.  No Waiver; Remedies.  No
failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
  SECTION 8.04.  Costs and Expenses;
  Indemnification.
     (a)  The Borrower agrees to pay on demand
       all costs and expenses incurred by the
       Agent in connection with the
       preparation, execution, delivery,
       syndication administration,
       modification and amendment of this
       Agreement, the Notes and the other
       documents to be delivered hereunder,
       including, without limitation, the
       reasonable fees and out-of-pocket
       expenses of counsel for the Agent with
       respect thereto and with respect to
       advising the Agent as to its rights and
       responsibilities under this Agreement.
       Any invoices to the Borrower with
       respect to the aforementioned expenses
       shall describe such costs and expenses
       in reasonable detail.  The Borrower
       further agrees to pay on demand all
       costs and expenses, if any (including,
       without limitation, counsel fees and
       expenses of outside counsel and of
       internal counsel), incurred by the
       Agent and the Lenders in connection
       with the enforcement (whether through
       negotiations, legal proceedings or
       otherwise) of, and the protection of
       the rights of the Lenders under, this
       Agreement, the Notes and the other
       documents to be delivered hereunder,
       including, without limitation,
       reasonable counsel fees and expenses in
       connection with the enforcement of
       rights under this Section 8.04(a).
     (b)  If any payment of principal of, or
       Conversion of, any Adjusted CD Rate
       Advance or Eurodollar Rate Advance is
       made other than on the last day of the
       Interest Period for such Contract
       Advance, as a result of a payment or
       Conversion pursuant to Section 2.09(d),
       2.10 or 2.13, acceleration of the
       maturity of the Notes pursuant to
       Section 6.02, assignment to another
       Lender upon demand of the Borrower
       pursuant to Section 8.07(h) or (i) or
       for any other reason, the Borrower
       shall, upon demand by any Lender (with
       a copy of such demand to the Agent),
       pay to the Agent for the account of
       such Lender any amounts required to
       compensate such Lender for any
       additional losses, costs or expenses
       which it may reasonably incur as a
       result of such payment or Conversion,
       including, without limitation, any loss
       (including loss of anticipated profits
       upon such Lender's representation to
       the Borrower that it has made
       reasonable efforts to mitigate such
       loss), cost or expense incurred by
       reason of the liquidation or
       reemployment of deposits or other funds
       acquired by any Lender to fund or
       maintain such Contract Advance.  Any
       Lender making a demand pursuant to this
       Section 8.04(b) shall provide the
       Borrower with a written certification
       of the amounts required to be paid to
       such Lender, showing in reasonable
       detail the basis for the Lender's
       determination of such amounts;
       provided, however, that no Lender shall
       be required to disclose any
       confidential or proprietary information
       in any certification provided pursuant
       hereto, and the failure of any Lender
       to provide such certification shall not
       affect the obligations of the Borrower
       hereunder.
     (c)    The Borrower hereby agrees to
       indemnify and hold each Lender, the
       Agent and their respective Affiliates
       and their respective officers,
       directors, employees and professional
       advisors (each, an  Indemnified Person
       ) harmless from and against any and all
       claims, damages, losses, liabilities,
       costs or expenses (including reasonable
       attorney's fees and expenses, whether
       or not such Indemnified Person is named
       as a party to any proceeding or is
       otherwise subjected to judicial or
       legal process arising from any such
       proceeding) that any of them may incur
       or which may be claimed against any of
       them by any person or entity by reason
       of or in connection with the execution,
       delivery or performance of this
       Agreement, the Notes or any transaction
       contemplated thereby, or the use by the
       Borrower or any of its subsidiaries of
       the proceeds of any Advance, except
       that no Indemnified Person shall be
       entitled to any indemnification
       hereunder to the extent that such
       claims, damages, losses, liabilities,
       costs or expenses are finally
       determined by a court of competent
       jurisdiction to have resulted from the
       gross negligence or willful misconduct
       of such Indemnified Person.  The
       Borrower's obligations under this
       Section 8.04c shall survive the
       repayment of all amounts owing to the
       Lenders and the Agent under this
       Agreement and the Notes and the
       termination of the Commitments.  If and
       to the extent that the obligations of
       the Borrower under this Section 8.04c
       are unenforceable for any reason, the
       Borrower agrees to make the maximum
       contribution to the payment and
       satisfaction thereof which is
       permissible under applicable law.

  SECTION 8.05.  Right of Set-off.  Upon
  (i) the occurrence and during the
continuance of any Event of Default or
Prepayment Event and
   (ii) the making of the request or the
granting of the consent specified by Section
6.02 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits
(general or special, time or demand,
provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and any Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.
  SECTION 8.06.  Binding Effect.  This
Agreement shall become effective when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.
  SECTION 8.07.  Assignments and
Participations.
  (a) Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Contract Advances owing to it and the Contract Note or Notes held by it);
     provided, however, that
     (i) the Borrower and the Agent shall have consented to such assignment (such consent not to be unreasonably withheld or delayed) by signing the Assignment and Acceptance referred to in clause
       (iv) below;
     (ii) each such assignment shall be of a
       constant, and not a varying, percentage
       of all rights and obligations under
       this Agreement (other than any Auction
       Advances or Auction Notes);
     (iii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment
       (determined as of the date of the
       Assignment and Acceptance with respect
       to such assignment) shall in no event
       be less than $10,000,000 and shall be
       an integral multiple of $1,000,000 (or
       shall be the total amount of the
       assigning Lender s Commitment); and
     (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Contract Note or Notes subject to such assignment and a processing and recordation fee of
       $2,500 (plus an amount equal to out-of-
       pocket legal expenses of the Agent,
       estimated by the Agent and advised to
       such parties).  Upon such execution,
       delivery, acceptance and recording,
       from and after the effective date
       specified in each Assignment and
       Acceptance, (x) the assignee thereunder
       shall be a party hereto and, to the
       extent that rights and obligations
       hereunder have been assigned to it
       pursuant to such Assignment and
       Acceptance, have the rights and
       obligations of a Lender hereunder and
       (y) the Lender assignor thereunder
       shall, to the extent that rights and
       obligations hereunder have been
       assigned by it pursuant to such
       Assignment and Acceptance, relinquish
       its rights and be released from its
       obligations under this Agreement (and,
       in the case of an Assignment and
       Acceptance covering all or the
       remaining portion of an assigning
       Lender's rights and obligations under
       this Agreement, such Lender shall cease
       to be a party hereto).  Notwithstanding
       anything to the contrary contained in
       this Agreement, any Lender at any time
       may assign all or any portion of its
       rights and obligations under this
       Agreement to any Affiliate of such
       Lender.
  (b)  By executing and delivering an
     Assignment and Acceptance, the Lender
     assignor thereunder and the assignee
     thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
  (c)    The Agent shall maintain at its
     address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Contract Advances owing to, each Lender from time to time (the Register ). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.
  (d)    Upon its receipt of an Assignment and
     Acceptance executed by an assigning Lender and an assignee, together with any Contract Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the
     Register and (iii) give prompt notice
     thereof to the Borrower.  Within five
     Business Days after its receipt of such
     notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Contract Note or Notes a new Contract Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Contract Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Contract Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Contract Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 hereto.
  (e)    Each Lender may assign to one or more
     banks or other entities any Auction Note or Notes held by it, without the consent of the Borrower.
  (f)    Each Lender may sell participations
     to one or more banks, financial
     institutions or other entities in or to
     all or a portion of its rights and
     obligations under this Agreement
     (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by
     it); provided, however, that (i) such
     Lender's obligations under this Agreement
     (including, without limitation, its
     Commitment to the Borrower hereunder)
     shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, and
     (iv) the Borrower, the Agent and the other
     Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.
  (g)    Any Lender may, in connection with
     any assignment or participation or
     proposed assignment or participation
     pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower;
     provided that, prior to any such
     disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender.
  (h)    If any Lender shall fail to consent
     to the extension of the Termination Date within 30 days of receipt by such Lender of notice of any request pursuant to
     Section 2.17, then upon termination of
     such 30-day period, the Borrower may
     demand that such Lender assign in
     accordance with this Section 8.07 to one or more assignees designated by the Borrower and acceptable to the Majority
     Lenders (provided that, for purposes of
     this determination by the Majority
     Lenders, the non-consenting Lender shall not be included in the Lenders holding
     Contract Advances or having Commitments) all (but not less than all) of such Lender's Commitment and the Contract
     Advances owing to it within the next 15
     days. If any such assignee designated by the Borrower shall fail to consummate such assignment on terms acceptable to such Lender, or if the Borrower shall fail to designate any such assignee for all of such Lender's Commitment or Advances, then such Lender may assign such Commitment and Advances to any other assignee acceptable to the Majority Lenders (provided that, for purposes of this determination by the Majority Lenders, the non-consenting
     Lender shall not be included in the
     Lenders holding Contract Advances or
     having Commitments) in accordance with
     this Section 8.07 during such 15-day
     period; it being understood for purposes of this Section 8.07(h) that such assignment shall be conclusively deemed to be on terms acceptable to such Lender, and such Lender shall be compelled to consummate such assignment to an assignee designated by the Borrower, if such assignee (i) shall agree to such assignment in substantially the form of Exhibit C hereto and (ii) shall offer compensation to such Lender in an amount equal to the sum of the principal amount of all Contract Advances outstanding to such Lender plus all interest accrued thereon to the date of such payment plus all other amounts payable by the Borrower to such Lender hereunder (whether or not then due) as of the date of such payment accrued in favor of such Lender hereunder.
     (i)    If any Lender shall make any
       demand for payment under Section 2.12
       or 2.15, or if any Lender shall be the
       subject of any notification or
       assertion of illegality under Section
       2.13, then within 30 days after any
       such demand (if, but only if, such
       demanded payment has been made by the
       Borrower) or notification or assertion,
       the Borrower may, with the approval of
       the Agent (which approval shall not be
       unreasonably withheld) and provided
       that no Prepayment Event, Event of
       Default or event that, with the giving
       of notice or lapse of time or both,
       would constitute an Event of Default,
       shall then have occurred and be
       continuing, demand that such Lender
       assign in accordance with this Section
       8.07 to one or more assignees
       designated by the Borrower and
       acceptable to the Majority Lenders
       (provided that, for purposes of this
       determination by the Majority Lenders,
       the Lender making a demand for payment
       or subject to a notification or
       assertion of illegality shall not be
       included in the Lenders holding
       Contract Advances or having
       Commitments) all (but not less than
       all) of such Lender's Commitment and
       the Contract Advances owing to it
       within the period ending on the later
       to occur of such 30th day and the last
       day of the longest of the then current
       Interest Periods for such Advances.  If
       any such assignee designated by the
       Borrower and approved by the Majority
       Lenders shall fail to consummate such
       assignment on terms acceptable to such
       Lender, or if the Borrower shall fail
       to designate any such assignees
       acceptable to the Majority Lenders for
       all or part of such Lender's Commitment
       or Advances, then such demand by the
       Borrower shall become ineffective; it
       being understood for purposes of this
       subsection (i) that such assignment
       shall be conclusively deemed to be on
       terms acceptable to such Lender, and
       such Lender shall be compelled to
       consummate such assignment to an
       Eligible Assignee designated by the
       Borrower, if such Eligible Assignee (A)
       shall agree to such assignment by
       entering into an Assignment and
       Acceptance with such Lender and (B)
       shall offer compensation to such Lender
       in an amount equal to all amounts then
       owing by the Borrower to such Lender
       hereunder and under the Note made by
       the Borrower to such Lender, whether
       for principal, interest, fees, costs or
       expenses (other than the demanded
       payment referred to above and payable
       by the Borrower as a condition to the
       Borrower's right to demand such
       assignment), or otherwise.  In
       addition, in the event that the
       Borrower shall be entitled to demand
       the replacement of any Lender pursuant
       to this subsection (i), the Borrower
       may, in the case of any such Lender,
       with the approval of the Agent (which
       approval shall not be unreasonably
       withheld) and provided that no
       Prepayment Event, Event of Default or
       event that, with the giving of notice
       or lapse of time or both, would
       constitute an Event of Default, shall
       then have occurred and be continuing,
       terminate all (but not less than all)
       such Lender's Commitment and prepay all
       (but not less than all) such Lender's
       Advances not so assigned, together with
       all interest accrued thereon to the
       date of such prepayment and all fees,
       costs and expenses and other amounts
       then owing by the Borrower to such
       Lender hereunder and under the Note
       made by the Borrower to such Lender, at
       any time from and after such later
       occurring day in accordance with
       Sections 2.05 and 2.11 hereof (but
       without the requirement stated therein
       for ratable treatment of the other
       Lenders), if and only if, after giving
       effect to such termination and
       prepayment, the sum of the aggregate
       principal amount of the Advances of all
       Lenders then outstanding does not
       exceed the then remaining Commitments
       of the Lenders.  Notwithstanding
       anything set forth above in this
       subsection (i) to the contrary, the
       Borrower shall not be entitled to
       compel the assignment by any Lender
       demanding payment under Section 2.12(a)
       of its Commitment and Advances or
       terminate and prepay the Commitment and
       Advances of such Lender if, prior to or
       promptly following any such demand by
       the Borrower, such Lender shall have
       changed or shall change, as the case
       may be, its Applicable Lending Office
       for its Eurodollar Rate Advances so as
       to eliminate the further incurrence of
       such increased cost.  In furtherance of
       the foregoing, any such Lender
       demanding payment or giving notice as
       provided above agrees to use reasonable
       efforts to so change its Applicable
       Lending Office if, to do so, would not
       result in the incurrence by such Lender
       of additional costs or expenses which
       it deems material or, in the sole
       judgment of such Lender, be inadvisable
       for regulatory, competitive or internal
       management reasons.
  (j)    Anything in this Section 8.07 to the
     contrary notwithstanding, any
     Lender may assign and pledge all or any
     portion of its Commitment and the Advances owing to it to any Federal Reserve Bank
     (and its transferees) as collateral
     security pursuant to Regulation A of the Board of Governors of the Federal Reserve
     System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning
     Lender from its obligations hereunder.
  SECTION 8.08.  Governing Law.  THIS
AGREEMENT AND THE NOTES SHALL BE GOVERNED BY,
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF
THE STATE OF NEW YORK.
  SECTION 8.09.  Consent to Jurisdiction;
Waiver of Jury Trial.
  (a) To the fullest extent permitted by law, the Borrower hereby irrevocably
     (i) submits to the non-exclusive
       jurisdiction of any New York State or
       Federal court sitting in New York City
       and any appellate court from any
       thereof in any action or proceeding
       arising out of or relating to this
       agreement or any other Loan Document,
       and
     (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court. The
       Borrower hereby irrevocably waives, to
       the fullest extent permitted by law,
       the defense of an inconvenient forum to
       the maintenance of such action or
       proceeding.  The Borrower also
       irrevocably consents, to the fullest
       extent permitted by law, to the service
       of any and all process in any such
       action or proceeding by the mailing by
       certified mail of copies of such
       process to the Borrower at its address
       specified in Section 8.02.  The
       Borrower agrees, to the fullest extent
       permitted by law, that a final judgment
       in any such action or proceeding shall
       be conclusive and may be enforced in
       other jurisdictions by suit on the
       judgment or in any other manner
       provided by law.
  (b) THE BORROWER, THE AGENT AND THE LENDERS
     HEREBY IRREVOCABLY WAIVE ALL RIGHT TO
     TRIAL BY JURY IN ANY ACTION, PROCEEDING OR
     COUNTERCLAIM ARISING OUT OF OR RELATING TO
     THIS AGREEMENT OR ANY NOTE, OR ANY OTHER
     INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER
     OR THEREUNDER.
  SECTION 8.10.  Execution in Counterparts.
This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ENTERGY CORPORATION


By
  Name:
  Title:






CITIBANK, N.A.,as Agent


By
  Name:
  Title:

     Commitment                         Bank

  $36,000,000         BANK OF AMERICA NATIONAL TRUST &
                      SAVINGS ASSOCIATION

                      By
                      Name:
                      Title:

  $36,000,000         THE BANK OF NEW YORK

                      By
                      Name:
                      Title:

  $36,000,000         CHEMICAL BANK

                      By
                      Name:
                      Title:

  $36,000,000         CITIBANK, N.A.

                      By
                      Name:
                      Title:

  $36,000,000         UNION BANK OF SWITZERLAND

                      By
                      Name:
                      Title:

                      By
                      Name:
                      Title:

  $25,000,000         ABN AMRO BANK N.V.

                      By
                      Name:
                      Title:

                      By
                      Name:
                      Title:

  $25,000,000         THE BANK OF NOVA SCOTIA

                      By
                      Name:
                      Title:

  $25,000,000         CANADIAN IMPERIAL BANK OF COMMERCE

                      By
                      Name:
                      Title:

  $25,000,000         BANK, N.A.

                      By
                      Name:
                      Title:

  $10,000,000         FIRST NATIONAL BANK OF  COMMERCE

                      By
                      Name:
                      Title:

  $10,000,000         WHITNEY NATIONAL BANK

                      By
                      Name:
                      Title:

  $300,000,000        TOTAL COMMITMENTS

SCHEDULE  I

     ENTERGY CORPORATION
     $300,000,000 Credit Agreement






  Name of Bank
  Domestic
  Lending Office
  Eurodollar
  Lending Office
  CD
  Lending Office


ABN AMRO Bank N.V.
135 South LaSalle Street
Suite 711
Chicago, IL 60603
Attn: Peter D. Gaw/Kevin S. McFadden
Telephone: 312-904-2065 / 312-904-2131
Fax: 312-904-6387
135 South LaSalle Street
Suite 711
Chicago, IL 60603
Attn: Peter D. Gaw/Kevin S. McFadden
Telephone: 312-904-2065 / 312-904-2131
Fax: 312-904-6387
135 South LaSalle Street
Suite 711
Chicago, IL 60603
Attn: Peter D. Gaw/Kevin S. McFadden
Telephone: 312-904-2065 / 312-904-2131
Fax: 312-904-6387


Bank of America
National Trust & Savings Association
333 S. Beaudry Avenue
19th Floor
Los Angeles, CA 90017
Attn: Yolanda Harper
Telephone: 213-345-6536
Fax: 213-345-6550
333 S. Beaudry Avenue
19th Floor
Los Angeles, CA 90017
Attn: Yolanda Harper
Telephone: 213-345-6536
Fax: 213-345-6550
333 S. Beaudry Avenue
19th Floor
Los Angeles, CA 90017
Attn: Yolanda Harper
Telephone: 312-345-6536
Fax: 213-345-6550


The Bank of New York
1 Wall Street
New York, NY 10286
Attn: Dennis M. Pidherny/
Jo-Anne Evans
Telephone: 212-635-7547
Fax: 212-635-7923

1 Wall Street
New York, NY 10286
Attn: Dennis M. Pidherny/
Jo-Anne Evans
Telephone: 212-635-7547
Fax: 212-635-7923
1 Wall Street
New York, NY 10286
Attn: Dennis M.
Pidherny/
Jo-Anne Evans
Telephone: 212-635-7923
Fax: 212-635-7923


The Bank of Nova Scotia
600 Peachtree Street N.E.
Atlanta, GA 30308
Attn: F.C.H. Ashby
Telephone: 404-877-1500
Fax: 404-888-8998
600 Peachtree Street N.E.
Atlanta, GA 30308
Attn: F.C.H. Ashby
Telephone: 404-877-1500
Fax: 404-888-8998
600 Peachtree Street N.E.
Atlanta, GA 30308
Attn: F.C.H. Ashby
Telephone: 404-877-1500
Fax: 404-888-8998


CIBC, Inc.
2727 Paces Ferry Road
Two Paces West
Suite 1200
Atlanta, GA 30339
Attn: Debra Quintero
Telephone: 404-319-4823
Fax: 404-319-4950
2727 Paces Ferry Road
Two Paces West
Suite 1200
Atlanta, GA 30339
Attn: Debra Quintero
Telephone: 404-319-4823
Fax: 404-319-4950
2727 Paces Ferry Road
Two Paces West
Suite 1200
Atlanta, GA 30339
Attn: Debra Quintero
Telephone: 404-319-4823
Fax: 404-319-4950


Chemical Bank
270 Park Avenue
New York, NY 10017
Attn: John F. Gahebe
Telephone: 212-270-3531
Fax: 212-270-4711
270 Park Avenue
New York, NY 10017
Attn: John F. Gahebe
Telephone: 212-270-3531
Fax: 212-270-4711
270 Park Avenue
New York, NY 10017
Attn: John F. Gahebe
Telephone: 212-270-3531
Fax: 212-270-4711


Citibank


First National Bank of Commerce
210 Baronne Street
New Orleans, LA 70112
Attn: J. Charles Freel, Jr.
Telephone: 504-561-1638
Fax: 504-561-1316
210 Baronne Street
New Orleans, LA 70112
Attn: J. Charles Freel, Jr.
Telephone: 504-561-1638
Fax: 504-561-1316
210 Baronne Street
New Orleans, LA 70112
Attn: J. Charles Freel. Jr.
Telephone: 504-561-1638
Fax: 504-561-1316


Mellon Bank, N.A.
Three Mellon Bank Center
Room 2332
Pittsburgh, PA 15259
Attn: Suzanne Cooke
Telephone: 412-236-0437
Fax: 412-236-2027
Three Mellon Bank Center
Room 2332
Pittsburgh, PA 15259
Attn: Suzanne Cooke
Telephone: 412-236-0437
Fax: 412-236-2027
Three Mellon Bank
Center
Room 2332
Pittsburgh, PA 15259
Attn: Suzanne Cooke
Telephone: 412-236-0437
Fax: 412-236-2027


Union Bank of Switzerland
299 Park Avenue
New York, NY 10171
Attn: Michael Flynn
Telephone: 212-821-3705
Fax: 212-821-3259
299 Park Avenue
New York, NY 10171
Attn: Michael Flynn
Telephone: 212-821-3705
Fax: 212-821-3259
299 Park Avenue
New York, NY 10171
Attn: Michael Flynn
Telephone: 212-821-3705
Fax: 212-821-3259


Whitney National Bank
228 St. Charles Avenue
New Orleans, LA 70130
Attn: Patricia E. Taylor
Telephone: 504-586-7208
Fax: 504-586-7383
228 St. Charles Avenue
New Orleans, LA 70130
Attn: David Damour
Telephone: 504-586-2479
Fax: 504-586-3502
228 St. Charles Avenue
New Orleans, LA 70130
Attn: David Damour
Telephone: 504-586-2479
Fax: 504-586-3502

                  Schedule II

             Guaranty Obligations

               October 10, 1995

           Entergy Operations, Inc.

     1.  Entergy Corporation ("Entergy")
entered into separate Guaranties, each dated as of September 20, 1990, of the financial obligations of Entergy Operations, Inc. ("EOI") to Arkansas Power & Light Company ("AP&L"),
Louisiana Power & Light Company ("LP&L"), and
System Energy Resources, Inc. ("SERI"),
respectively, under EOI's Operating Agreements with each such entity relating to EOI's operational responsibility for each such entity's nuclear generating facilities.
Entergy entered into a similar Guaranty, dated as of December 31, 1993, guarantying EOI's obligations under its Operating Agreement with Gulf States Utilities Company ("GSU") with respect to EOI's operational responsibility for GSU's nuclear generating facilities. The amount of such obligations guaranteed is indeterminate.

     2. Entergy is authorized by the Securities and Exchange Commission ("SEC") under the Public Utility Holding Company Act of 1935
("`35 Act") to guaranty EOI's obligations under a line of credit not to exceed $15 million, which line of credit and guaranty have not been established as of the date of this Schedule.

Entergy Services, Inc.

     3. Entergy has entered into Guaranty
Agreements, each dated as of December 1, 1994, pursuant to which Entergy guaranties obligations of Entergy Services, Inc. ("ESI") to various banks in the respective amounts set forth below, aggregating $70,000,000:



     Bank                             Amount

     Texas Commerce Bank National    $12,000,000
     Association

     Whitney National Bank           $12,000,000

     Deposit Guaranty National Bank  $10,000,000

     Premier Bank, National          $12,000,000
     Association

     Hibernia National Bank          $12,000,000

     First National Bank of Commerce $12,000,000

In addition, Entergy is authorized by the SEC under the `35 Act to guaranty extensions of credit by such banks and by Worthen Bank &
Trust Company and/or one or more other lenders which, when added to the.amounts set forth above, would total not more than $150,000,000.

4. Middle South Utilities, Inc., predecessor of Entergy, pursuant to a Guaranty, dated
January 31, 1985, guaranteed for the benefit of Steiner Real Estate Partners (Louisiana), a
California limited partnership, all sums payable by Middle South Services, Inc. (now
ESI) under the Lease or the Construction
Agreement (as defined in said Guaranty), relating to the Entergy System's computer center located in the City of Gretna, Jefferson
Parish, Louisiana. As of the date hereof, the nominal amount of the obligation guaranteed is not more than $42 million, having a present value of approximately $20 million.

5.  Entergy, pursuant to a letter, dated
January 18, 1991, guaranteed for the benefit of Comdisco, Inc., the performance by ESI of its obligations under a Lease (as referred to in said letter) relating to computer equipment listed in Equipment Schedule No. CFAM-1 (also as referred to in said letter). As of the date hereof, the nominal amount of the obligation guaranteed is not more than $7 million, having a present value of approximately $6 million.

6. Middle South Utilities, Inc., predecessor of Entergy, pursuant to a Guaranty, dated as of May 1, 1980, guaranteed for the benefit of Bluff Associates Limited Partnership, a
Connecticut limited partnership, all sums payable by, and all obligations of, Middle
South Services, Inc. (now ESI) under a Lease
(as defined in said Guaranty) relating to the Entergy System's Operation Center in Jefferson
County, Arkansas. As of the date hereof, the nominal amount of the obligation guaranteed is not more than $4 million, having a present value of approximately $3 million.

7.  Entergy, pursuant to a Continuing Lease
Guaranty, dated April 1, 1993, guaranteed for the benefit of Poydras Plaza Venture, a Louisiana general partnership, and the
Prudential Insurance Company of America, the payment of all obligations of ESI under the Lease (as defined in said Continuing Lease
Guaranty), relating to office space in New
Orleans, Louisiana. As of the date hereof, the nominal amount of the obligation guaranteed is not more than $77 million, having a present value of approximately $37 million.

System Fuels, Inc.

     8.  Pursuant to a Guaranty Agreement,
dated as of December 16, 1975, Middle South
Utilities, Inc., predecessor of Entergy, guaranteed the performance of the obligations of System Fuels, Inc. ("SFI") under a certain
Bareboat Charter Party dated as of December 16,
1975 and amended as of October 14, 1976 (the
"Charter") among United States Trust Company of
New York ("U.S. Trust"), as Owner Trustee, and
SFI, as Charterer, relating to the lease by SFI from U.S. Trust of certain tow boats and barges. On April 13, 1989, SFI assigned all of its right, title and interest under the Charter to Ingram Ohio Barge Co. ("Ingram") and Ingram assumed all of SFI's obligations under the Charter. Concurrently therewith, Entergy and
Connecticut National Bank (successor in
interest to U.S. Trust) entered into Amendment
No. 1 to the Guaranty Agreement, pursuant to which Entergy agreed to guarantee the obligations of Ingram under the Charter to the same extent as if Ingram had been designated the original Charterer. As of the date hereof, the nominal amount of the obligation guaranteed is not more than $6 million, having a present value of approximately $5 million.

9. Pursuant to a Bareboat Charter Party, dated as ofSeptember 19, 1974, and amended as of December 9, 1974 and February 24, 1975, among
Mellon Bank, N.A. ("Mellon"), as Owner Trustee,
SFI, as Charterer, and Middle South Utilities,
Inc., predecessor of Entergy, as Guarantor, SFI leased from Mellon certain tow boats and barges, and Entergy agreed to guarantee the performance of SFI's obligations in connection therewith. On April 13, 1989, SFI assigned all of its right, title and interest under the Bareboat Charter to Ingram and Ingram assumed all of SFI's obligations under the Bareboat
Charter Party.  Concurrently therewith, Mellon,
Ingram and Entergy entered into Amendment No. 3 to the Bareboat Charter Party pursuant to which Entergy agreed to guarantee the obligations of Ingram to the same extent as if Ingram had been designated as the original Charterer. As of the date hereof, the nominal amount of the obligation guaranteed is not more than $4 million, having a present value of approximately $3 million.


10. Middle South Utilities, Inc., predecessor of Entergy, pursuant to Section 23 of Lease
Supplement No. 1, dated as of July 16, 1974, between Unilease No. 10, Inc., as lessor, and SFI, as lessee, guaranteed the performance by SFI of all of its obligations under the Lease, dated July 16, 1974, as supplemented by said
Lease Supplement No. 1, relating to oil storage tanks at Waterford Power Station. As of the date hereof, the nominal amount of the obligation guaranteed is not more than $9 million, having a present value of approximately $4 million.

11. Middle South Utilities, Inc., predecessor toEntergy, pursuant to a Guaranty Agreement, dated as of January 15, 1976, guaranteed for the benefit of United States Trust Company of New York, as Owner Trustee, the obligations of SFI under the Participation Agreement, the Lease, the Sublease, the Subordination and Release, the Construction Contract, the
Conveyance, the Purchase and Construction
Contract Assignment, and the Lease Assignment
(as such terms are defined in the Guaranty
Agreement) relating to oil storage tanks at Baxter Wilson Power Station. As of the date hereof, the nominal amount of the obligation guaranteed is not more than $14 million, having a present value of approximately $10 million.

12. Entergy is authorized by the SEC under the `35 Act to guaranty extensions of bank debt to SFI up to a maximum amount of $30 million.

System Energy Resources, Inc.

     13.  Middle South Utilities, Inc.,
predecessor of Entergy, pursuant to a Guaranty, dated as of February 24, 1989, guaranteed for the benefit of River Fuel Funding Company #3,
Inc., performance by System Energy Resources,
Inc. ("SERI") of its obligations under the Lease (as defined in said Guaranty) relating to nuclear fuel for the Grand Gulf Nuclear Plant.
As of the date hereof the maximum amount of the obligations which may be guaranteed is not more than $100 million.

14.  Entergy, pursuant to a Capital Funds
Agreement, dated June 21, 1974, as amended and supplemented, agreed to provide SERI with sufficient capital to (i) maintain SERI's equity capital at an amount equal to a minimum of 35% of its total capitalization (excluding short-term debt), and (ii) permit the continuation of commercial operation of Grand
Gulf 1 and pay in full all indebtedness for borrowed money of SERI when due; and under supplements to the Capital Funds Agreement assigning SERI's rights as security for specific debt of SERI, Entergy has agreed to make cash capital contributions to enable SERI to make payments on such debt (currently outstanding and incurred in the future) when due. The magnitude of such obligation of Entergy is indeterminate.

EXHIBIT A-1
             FORM OF CONTRACT NOTE


U.S.$                               Dated:_______________, 19__


FOR VALUE RECEIVED, the undersigned, ENTERGY
CORPORATION, a Delaware corporation (the
Borrower ), HEREBY PROMISES TO PAY to the order of (the Lender ) for the account of its Applicable Lending Office (such term and other capitalized terms herein being used as defined in the Credit Agreement referred to below) the principal sum of U.S.$10,000,000 or, if less, the aggregate principal amount of the Contract
Advances made by the Lender to the Borrower pursuant to the Credit Agreement outstanding on the Termination Date, payable on the Termination Date.

The Borrower promises to pay interest on the unpaid principal amount of each Contract
Advance from the date of such Contract Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.
Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Agent, at 399 Park Avenue,
New York, New York 10043, in same day funds.
Each Contract Advance made by the Lender to the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

This Promissory Note is one of the Contract
Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of , 1995 (the Credit Agreement ), among the
Borrower, the Lender and certain other banks parties thereto, and Citibank, N.A., as Agent for the Lender and such other banks. The
Credit Agreement, among other things, (i) provides for the making of Contract Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Contract Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.
The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK.

  ENTERGY CORPORATION

  By_______________________________
  Name:
  Title:



ADVANCES, MATURITIES AND PAYMENTS OF PRINCIPAL



Date
Amount of
Advance
Interest
Period
(if any) of
Advance


Principal
Paid or
Prepaid
Amount of
Unpaid
Principal
Balance


Notation
Made By

EXHIBIT A-2

  FORM OF AUCTION NOTE
  U.S.$______________                  Dated:  __________, 19__


  FOR VALUE RECEIVED, the undersigned, ENTERGY
  CORPORATION, a Delaware corporation (the
  Borrower ), HEREBY PROMISES TO PAY to the
  order of                               (the
  Lender ) for the account of its Applicable
  Lending Office (as defined in the Credit
  Agreement referred to below), on           ,
  19  , the principal amount of
  Dollars ($              ).

  The Borrower promises to pay interest on the
  unpaid principal amount hereof from the date
  hereof until such principal amount is paid
  in full, at the interest rate and payable on
  the interest payment date or dates provided
  below:
  [Interest Rate: ____% per annum] [or]
  [Description of Interest
  Rate Basis and Margin] (calculated on the
  basis of a year of ____ days for the actual
  number of days elapsed).
  Interest Payment Date or Dates: __________
  Prepayment terms:______________________
  Both principal and interest are payable in
  lawful money of the United States of America
  to                     or the account of the
  Lender at the office of Citibank, N.A., as Agent, at 399 Park Avenue, New York, New
  York 10043, in same day funds, free and
  clear of and without any deduction, with respect to the payee named above, for any and all present and future taxes, deductions, charges or withholdings, and all liabilities with respect thereto to the extent and in the manner provided in the Credit Agreement.
  This Promissory Note is one of the Auction
  Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of __________ ___, 1995 (the Credit
  Agreement ), among the Borrower, the Lender and certain other banks parties thereto, and Citibank, N.A., as Agent for the Lender and such other banks. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.
  The Borrower hereby waives presentment,
  demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

  THIS PROMISSORY NOTE SHALL BE GOVERNED BY,
  AND CONSTRUED IN ACCORDANCE WITH, THE LAWS
  OF THE STATE OF NEW YORK.

  ENTERGY CORPORATION
  By_______________________________
  Name:
  Title:

EXHIBIT B-1

  FORM OF NOTICE OF CONTRACT BORROWING
     Citibank, N.A., as Agent
       for the Lenders parties
       to the Credit Agreement
       referred to below
     399 Park Avenue
     New York, New York 10043


  [Date]
  Attention:     Utilities Department
  North American Finance Group


  Ladies and Gentlemen:
  The undersigned, Entergy Corporation, refers
  to the Credit Agreement, dated as of
  __________ ___, 1995 (the  Credit Agreement
  , the terms defined therein being used
  herein as therein defined), among the
  undersigned, certain Lenders parties thereto
  and Citibank, N.A., as Agent for said
  Lenders, and hereby gives you notice,
  irrevocably, pursuant to Section 2.02 of the
  Credit Agreement that the undersigned hereby
  requests a Contract Borrowing under the
  Credit Agreement, and in that connection
  sets forth below the information relating to
  such Contract Borrowing (the  Proposed
  Contract Borrowing ) as required by Section
  2.02(a) of the Credit Agreement:
  (i)    The Business Day of the Proposed
     Contract Borrowing is          , 19  .
  (ii)   The Type of Contract Advances to be
     made in connection with the Proposed
     Contract Borrowing is [Adjusted CD Rate
     Advances] [Base Rate Advances] [Eurodollar
     Rate Advances].
  (iii)  The aggregate amount of the Proposed
     Contract Borrowing is $
  (iv)   The Interest Period for each Contract
     Advance made as part of the Proposed
     Contract Borrowing is [     days] [
     month[s]]. The undersigned hereby
     certifies that the following statements
     are true on the date hereof, and will be true on the date of the Proposed Contract
     Borrowing:
     (A)    the representations and
        warranties contained in Section 4.01
        of the Credit Agreement are correct,
        before and after giving effect to the
        Proposed Contract Borrowing and to the
        application of the proceeds therefrom,
        as though made on and as of such date;
        and

     (B)    no event has occurred and is
        continuing, or would result from such
        Proposed Contract Borrowing or from
        the application of the proceeds
        therefrom, that constitutes a
        Prepayment Event or an Event of
        Default or would constitute an Event
        of Default but for the requirement
        that notice be given or time elapse or
        both.

                              Very truly yours,

                              ENTERGY
                              CORPORATION



                              By____________________
                              Name:
                              Title:

EXHIBIT B-2

  FORM OF NOTICE OF AUCTION BORROWING

  Citibank, N.A., as Agent for the Lenders parties to the Credit Agreement referred to below
  399 Park Avenue
  New York, New York 10043


  [Date]
  Attention:     Utilities Department
                 North American Finance Group

  Ladies and Gentlemen:
  The undersigned, Entergy Corporation, refers to the Credit Agreement, dated __________
  ___, 1995 (the Credit Agreement , the terms defined therein being used herein as therein defined), among the undersigned, certain
  Lenders parties thereto and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests an Auction Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Auction
  Borrowing (the Proposed Auction Borrowing ) is requested to be made:

  (A)    Date of Auction Borrowing
  (B)    Amount of Auction Borrowing
  (C)    Maturity Date
  (D)    Interest Rate Basis and Margin
  (E)    Interest Computation Basis
  (F)    Interest Payment Date(s)
  (G)    Prepayment
  (H)
  (I)

  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Auction Borrowing:
     (a)    the representations and warranties
       contained in Section 4.01 of the Credit
       Agreement are correct, before and after
       giving effect to the Proposed Auction
       Borrowing and to the application of the
       proceeds therefrom, as though made on
       and as of such date;

     (b)    no event has occurred and is
       continuing, or would result from the
       Proposed Auction Borrowing or from the
       application of the proceeds therefrom,
       that constitutes a Prepayment Event or
       an Event of Default or would constitute
       an Event of Default but for the
       requirement that notice be given or
       time elapse or both; and
     (c)    the aggregate amount of the
       Proposed Auction Borrowing and all
       other Borrowings to be made on the same
       day under the Credit Agreement is
       within the aggregate amount of the
       unused Commitments of the Lenders.

  The undersigned hereby confirms that the Proposed Auction Borrowing is to be made available to it in accordance with Section
  2.03(a)(v) of the Credit Agreement.


  Very truly yours,

  ENTERGY CORPORATION


  By_______________________________
  Name:
  Title:

EXHIBIT B-3
  FORM OF NOTICE OF CONVERSION
  Citibank, N.A., as Agent for the Lenders parties to the Credit Agreement referred to below
  399 Park Avenue
  New York, New York 10043


  [Date]
  Attention:     Utilities Department
                 North American Finance Group

  Ladies and Gentlemen:
  The undersigned, Entergy Corporation, refers to the Credit Agreement, dated as of , 1995 (the Credit Agreement , the terms defined therein being used herein as therein defined), among the undersigned, certain
  Lenders party thereto and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section
  2.10 of the Credit Agreement, that the
  undersigned hereby requests a Conversion under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion (the Proposed
  Conversion ) as required by Section 2.10 of the Credit Agreement:
  (i)    The Business Day of the Proposed
     Conversion is
               __________, _____.

  (ii)   The Type of Advances comprising the
     Proposed Conversion is [Adjusted CD Rate
     Advances] [Base Rate Advances] [Eurodollar
     Rate Advances].
  (iii)  The aggregate amount of the Proposed
     Conversion is
               $__________.

  (iv)   The Type of Advances to which such
     Advances are proposed to be Converted is
     [Adjusted CD Rate Advances] [Base Rate
     Advances] [Eurodollar Rate Advances].
  (v)    The Interest Period for each Advance
     made as part of the Proposed Conversion is
     [        days] [        month(s)].


  The undersigned hereby represents and
  warrants that the following statements are true on the date hereof, and will be true on the date of the Proposed Conversion:
  (A)    The Borrower's request for the
     Proposed Conversion is made in compliance with Section 2.10 of the Credit Agreement;
     and
  (B)    The statements contained in Section
     3.02 of the Credit Agreement are true.

                              Very truly yours,

                              ENTERGY CORPORATION

                              By
                              Title:

EXHIBIT C

  FORM OF ASSIGNMENT AND ACCEPTANCE
  Dated ___________, 19__

  Reference is made to the Credit Agreement,
  dated as of __________ ___, 1995 (as
  amended, modified or supplemented from time
  to time, the  Credit Agreement ), among
  Entergy Corporation, a
  corporation (the  Borrower ), the Lenders
  (as defined in the Credit Agreement) and
  Citibank, N.A., as Agent for the Lenders
  (the  Agent ).  Terms defined in the Credit
  Agreement are used herein with the same
  meaning.
  (the  Assignor ) and               (the
  Assignee ) agree as follows:
  1.The Assignor hereby sells and assigns to the Assignee without recourse, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of Auction
     Advances and Auction Notes) which
     represents the percentage interest
     specified on Schedule 1 of all outstanding rights and obligations under the Credit
     Agreement (other than in respect of
     Auction Advances and Auction Notes),
     including, without limitation, such
     interest in the Assignor's Commitment, the Contract Advances owing to the Assignor, and the Contract Note[s] held by the Assignor. After giving effect to such sale and assignment, the Assignee's
     Commitment and the amount of the Contract
     Advances owing to the Assignee will be as set forth in Section 2 of Schedule 1.
  2.The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit
     Agreement or the execution, legality,
     validity, enforceability, genuineness,
     sufficiency or value of the Credit
     Agreement or any other instrument or
     document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Contract
     Note[s] referred to in paragraph 1 above and requests that the Agent exchange such Contract Note[s] for a new Contract Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new
     Contract Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto. Except as specified in this
     Section 2, the assignment hereunder shall be without recourse to the Assignor.
  3.The Assignee (i) confirms that it has
     received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other
     Lender and based on such documents and
     information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit
     Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; [and] (v) specifies as its CD Lending Office, Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof [and (vi) attaches the forms prescribed by the Internal
     Revenue Service of the United States
     certifying that it is exempt from United
     States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes].
  4.Following the execution of this Assignment and Acceptance by the
     Assignor and the Assignee, it will be
     delivered to the Agent for acceptance and recording by the Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Agent, unless otherwise specified on
     Schedule 1 hereto (the  Effective Date );
     provided, however, that in no event shall this Assignment and Acceptance become effective prior to the payment for the processing and recordation fee to the Agent as provided in Section 8.07(a) of the Credit Agreement.
  5.Upon such acceptance and recording by the Agent, as of the
     Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and
     (ii) the Assignor shall, to the extent
     provided in this Assignment and
     Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.
  6.Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Contract
     Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Contract Notes for periods prior to the Effective Date directly between themselves.

  7.THIS ASSIGNMENT AND ACCEPTANCE SHALL BE
     GOVERNED BY, AND CONSTRUED IN ACCORDANCE
     WITH, THE LAWS OF THE STATE OF NEW YORK.

  8.This Assignment and Acceptance may be
     signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were up on the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule
1 hereto.

  [NAME OF ASSIGNOR]
  By
  Name:
  Title:
  [NAME OF ASSIGNEE]
  By
  Name:
  Title:
  CD Lending Office:
  [Address]
  Domestic Lending Office (and
  address for notices):
  [Address]
  Eurodollar Lending Office:
  [Address]

     Accepted this ______ day of____________________ , 19__


  CITIBANK, N.A., as Agent
  By
  Name:
  Title:

                  Schedule 1
                      to
           Assignment and Acceptance
            Dated __________, 19__


  Section 1.
  Percentage Interest:
  %
  Section 2.
  Assignee's Commitment:
  $
  Aggregate Outstanding Principal
  Amount of Contract Advances owing to the
  Assignee: $
  A Contract Note payable to the order of the Assignee
                               Dated:_________, 19__


Principal amount:    $

  [A Contract Note payable to the order of the Assignor
                               Dated:_________, 19__


Principal amount:    $       ]

  Section 3.
  Effective Date: _________, 19__

  EXHIBIT D

  FORM OF OPINION OF
  COUNSEL FOR THE BORROWER
  [Date]


  To each of the Lenders parties to the
  Credit Agreement referred to on the
  Signature Page Hereof and to
  Citibank, N.A., as Agent


  Entergy Corporation
  Ladies and Gentlemen:
  I have acted as counsel to Entergy
  Corporation, a Delaware corporation (the
  Borrower ), in connection with the
  preparation, execution and delivery of the Credit Agreement, dated as of October ___,
  1995, by and among the Borrower, the Banks parties thereto and the other Lenders from time to time parties thereto and Citibank, N.A., as Agent. This opinion is furnished to you at the request of the Borrower pursuant to 3.01(a)(v) of the Credit
  Agreement. Unless otherwise defined herein or unless the context otherwise requires, terms defined in the Credit Agreement are used herein as therein defined.
  In such capacity, I have examined:
  (a)    Counterparts of the Credit Agreement,
     executed by the Borrower;
  (b)    The Contract Notes, executed by the
     Borrower;
  (c)    The form of the Auction Notes to be
     executed and delivered by the Borrower in connection with Auction Borrowings;
  (d)    The Certificate of Incorporation of
     the Borrower (the Charter );
  (e)    The Bylaws of the Borrower (the
     Bylaws );
  (f)    A certificate of the Secretary of
     State of the State of Delaware, dated
     __________, 1995, attesting to the
     continued corporate existence and good
     standing of the Borrower in that State;
  (g)    A Certificate of the Secretary of
     State of the State of Louisiana, dated
     __________, 1995, attesting that the
     Borrower is a foreign corporation duly
     qualified to conduct business in that
     state;
  (h)    A copy of the Order dated July 27,
     1995, of the Securities and Exchange
     Commission (File No. 70-8149) under the
     Public Utility Holding Company Act of 1935
     (the  SEC
     Order ); and
  (i)    The other documents furnished by the
     Borrower to the Agent pursuant to Section
     3.01(a) of the Credit Agreement.

  I have also examined such other corporate records of the Borrower, certificates of public officials and of officers of the Borrower, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below.
  In my examination, I have assumed the
  genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies. In making my examination of documents and instruments executed or to be executed by persons other than the Borrower, I have assumed that each such other person had the requisite power and authority to enter into and perform fully its obligations thereunder, the due authorization by each such other person for the execution, delivery and performance thereof and the due execution and delivery thereof by or on behalf of such person of each such document and instrument. In the case of any such person that is not a natural person, I have also assumed, insofar as it is relevant to the opinions set forth below, that each such other person is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was created, and is duly qualified and in good standing in each other jurisdiction where the failure to be so qualified could reasonably be expected to have a material effect upon its ability to execute, deliver and/or perform its obligations under any such document or instrument. I have further assumed that each document, instrument, agreement, record and certificate reviewed by me for purposes of rendering the opinions expressed below has not been amended by any oral agreement, conduct or course of dealing between the parties thereto.
  As to questions of fact material to the
  opinions expressed herein, I have relied upon certificates and representations of officers of the Borrower (including but not limited to those contained in the Credit
  Agreement and certificates delivered upon the execution and delivery of the Credit
  Agreement) and of appropriate public
  officials, without independent verification of such matters except as otherwise described herein.
  Whenever my opinions herein with respect to the existence or absence of facts are stated to be to my knowledge or awareness, it is intended to signify that no information has come to my attention or the attention of other counsel working under my direction in connection with the preparation of this opinion letter that would give me or them actual knowledge of the existence or absence of such facts. However, except to the extent expressly set forth herein, neither I nor they have undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to my or their knowledge of the existence or absence of such facts should be assumed.
  On the basis of the foregoing, having regard for such legal consideration as I deem relevant, and subject to the other limitations and qualifications contained in this letter, I am of the opinion that:
  1.The Borrower is a corporation duly
     organized, validly existing and in good
     standing under the laws of the State of
     Delaware and is duly qualified to do
     business as a foreign corporation in each jurisdiction in which the nature of the business conducted or the property owned, operated or leased by it requires such qualification.
  2.The execution, delivery and performance by the Borrower of the
     Credit Agreement and the Notes are within the Borrower s corporate powers, have been duly authorized by all necessary corporate action ad do not contravene (i) the Charter or the Bylaws or (ii) law or (iii) any contractual or legal restriction binding on or affecting the Borrower. The
     Credit Agreement and the Contract Notes
     have been duly executed and delivered on behalf of the Borrower. When completed in the form thereof attached as Exhibit A-2 to the Credit Agreement, and executed by an authorized officer of the Borrower and delivered on behalf of the Borrower, each Auction Note will have been duly executed and delivered by the Borrower.
  3.No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Credit Agreement and the Notes, except for the SEC Order, which has been obtained, is final and in full force and effect, and is not the subject of any appeal.
  4.Except as disclosed in the Borrower s
     Annual Report on Form 10-K for the fiscal year ended December 31, 1994, and in the Borrower s Quarterly Report on Form 10-Q for the period ended June 30, 1995, there is no pending or, to the best of my knowledge, threatened action or proceeding affecting the Borrower or any of its subsidiaries before any court, governmental agency or arbitrator that reasonably could be expected to affect materially and adversely the condition
     (financial or otherwise), operations,
     business, properties or prospects of the Borrower or its ability to perform its obligations under the Credit Agreement or any Note, or that purports to affect the legality, validity, binding effect or enforceability of the Credit Agreement or any Note. To the best of my knowledge, after inquiry, there has been no change in any matter disclosed in such filings that reasonably could be expected to result in such a material adverse effect.
  5.The Borrower is no an investment company or a company controlled by an investment company , within the meaning of the Investment Company Act of 1940, as amended, or an investment adviser within the meaning of the Investment Advisers Act of 1940, as amended.
  6.The Credit Agreement and the Contract
     Notes constitute, and the
     Auction Notes, when completed in the form thereof attached as Exhibit A-2 to the Credit Agreement and executed by an authorized officer of the Borrower and delivered on behalf of the Borrower in accordance with the terms of the Credit
     Agreement, will constitute, the legal,
     valid and binding obligations of the
     Borrower enforceable against the Borrower in accordance with their respective terms.
     My opinions above are subject to the
     following qualifications:
     (a)    My opinions are subject, as to
       enforceability, to (i) bankruptcy,
       insolvency, reorganization, moratorium
       and other similar laws affecting
       creditors rights generally and (ii) the
       application of general principles of
       equity, including but not limited to
       the right to have specific performance
       of contract obligations, regardless of
       whether considered in a proceeding in
       equity or at law.
     (b)    My opinion in paragraph 1 above,
       insofar as it relates to the due
       incorporation, valid existence and good
       standing of the Borrower under Delaware
       law, is given exclusively in reliance
       upon a certification of the Secretary
       of State of Delaware, upon which I
       believe I am justified in relying.  A
       copy of such certification has been
       provided to you.
     (c)    My opinion set forth in paragraph
       3 above as to the obtaining of
       necessary governmental and regulatory
       approvals is based solely upon a review
       of those laws that, in my experience,
       are normally applicable to the Borrower
       in connection with transactions of the
       type contemplated by the Credit
       Agreement.
     (d)    My opinion in paragraph 6 above as
       to the legality, validity, binding
       nature and enforceability of the Credit
       Agreement and the Notes is given in
       reliance upon a legal opinion of even
       date herewith of Reid & Priest, LLP,
       New York counsel to the Borrower, and
       is subject to the assumptions,
       limitations and qualifications
       contained therein.  A copy of the legal
       opinion of Reid & Priest, LLP, is being
       provided to you contemporaneously
       herewith.

  Notwithstanding the qualifications set forth above, I have no actual knowledge of any matter within the scope of said qualifications that would cause me to change the opinions set forth in this letter.
  I am licensed to practice law only in the States of Louisiana and Texas and the Commonwealth of Virginia and, except as otherwise provided herein, my role as counsel to the Company is limited to matters involving the laws of the State of Louisiana and the federal laws of the United States of America. Except to the extent otherwise expressly set forth herein, and except with respect to matters governed by the General
  Corporation Law of Delaware, I render no opinion on the laws of any other jurisdiction or any subdivision thereof, and have made no independent investigation into any such laws except as specifically provided herein.
  My opinions are expressed as of the date hereof, and I do not assume any obligation to update or supplement my opinions to reflect any fact or circumstance that hereafter comes to my attention, or any change in law that hereafter occurs.
  This opinion letter is being provided
  exclusively to and for the benefit of the addressees hereof. It is not to be furnished to or relied upon by any other party for any other purpose, without prior express written authorization from us, except that (i) Reid & Priest may rely hereon in connection with their opinion to you of even date herewith on behalf of the Borrower as to matters of New York law, (ii)
  King & Spalding hereby is authorized to rely on this letter in the rendering of their opinion to the Lenders dated as of the date hereof; and any addressee of this letter may deliver a copy hereof to any person that becomes a Lender under the Credit Agreement after the date hereof, and such person may rely on this opinion as if it had been addressed and delivered to it on the date hereof as an original Bank that was a party to the Credit Agreement.

  Very truly yours,

  Laurence M. Hamric

  Bank Addressees:
  ABN AMRO BANK, N.A.
  BANK OF AMERICA NATIONAL
  TRUST & SAVINGS ASSOCIATION
  THE BANK OF NEW YORK
  THE BANK OF NOVA SCOTIA
  CIBC, INC.
  CHEMICAL BANK CITIBANK, N.A.
  FIRST NATIONAL BANK OF COMMERCE MELLON BANK,
  N.A.
  UNION BANK OF SWITZERLAND
  WHITNEY NATIONAL BANK

  EXHIBIT E

  OPINION OF SPECIAL NEW YORK
  COUNSEL TO THE AGENT


  [Date]
  To each of the Lenders parties to the
  Credit Agreement referred to below,
  and to Citibank, N.A., as Agent


  Entergy Corporation
  Ladies and Gentlemen:
  We have acted as special New York counsel to Citibank, N.A., individually and as Agent, in connection with the preparation, execution and delivery of the Credit
  Agreement, dated as of
  , 1995 (the  Credit Agreement ), among
  Entergy Corporation, the Banks parties
  thereto and Citibank, N.A., as Agent. Terms defined in the Credit Agreement are used herein as therein defined.
  In this connection, we have examined the following documents:
  1.a counterpart of the Credit Agreement,
     executed by the parties thereto;
  2.the Contract Notes to the order of each
     Bank;
  3.the form of the Auction Notes, attached as Exhibit A-2 to the Credit Agreement, to be executed and delivered by the Borrower in connection with any Auction Borrowing; and
  4.the other documents furnished to the Agent pursuant to Section 3.01(a) of the Credit
     Agreement, including (without limitation) the opinion (the Opinion ) of Laurence M.
     Hamric, counsel to the Borrower.

  In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents and the conformity to the originals of all such documents submitted to us as copies. We have also assumed that you have independently evaluated, and are satisfied with, the creditworthiness of the Borrower and the business terms reflected in the Credit
  Agreement. We have relied, as to factual matters, on the documents we have examined.
  To the extent that our opinions expressed below involve conclusions as to matters governed by law other than the law of the State of New York, we have relied upon the Opinion and have assumed without independent investigation the correctness of the matters set forth therein, our opinions expressed below being subject to the assumptions, qualifications and limitations set forth in the Opinion.
  Based upon and subject to the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Credit
  Agreement and the Contract Notes are, and upon their completion, execution and delivery in accordance with the terms of the Credit Agreement, the Auction Notes will be, the legal, valid and binding obligations of the Borrower, enforceable against the
  Borrower in accordance with their respective terms.
  Our opinion is subject to the following
  qualifications:
  (a)
  The enforceability of the Borrower's
  obligations under the Credit Agreement and the Notes is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar law affecting creditors' rights generally.
  (b)    The enforceability of the Borrower's
     obligations under the Credit Agreement and the Notes is subject to the effect of general principles of equity, including
     (without limitation) concepts of
     materiality, reasonableness, good faith
     and fair dealing (regardless of whether
     considered in a proceeding in equity or at
     law).  Such principles of equity are of
     general application, and, in applying such principles, a court, among other things, might not allow a contracting party to exercise remedies in respect of a default deemed immaterial, or might decline to order an obligor to perform covenants.
  (c)    We note further that, in addition to
     the application of equitable principles
     described above, courts have imposed an
     obligation on contracting parties to act reasonably and in good faith in the exercise of their contractual rights and remedies, and may also apply public policy considerations in limiting the right of parties seeking to obtain indemnification under circumstances where the conduct of such parties is determined to have constituted negligence.
  (d)    We express no opinion herein as to
     (i) Section 8.05 of the Credit
     Agreement, (ii) the enforceability of
     provisions purporting to grant to a party conclusive rights of determination, (iii) the availability of specific performance or other equitable remedies, (iv) the enforceability of rights to indemnity under federal or state securities laws or
     (v) the enforceability of waivers by
     parties of their respective rights and
     remedies under law.
  (e)    Our opinions expressed above are
     limited to the law of the State of
     New York, and we do not express any
     opinion herein concerning any other law.
     The foregoing opinion is solely for your benefit and may not be relied upon by any other person or entity, other than any Person that may become a Lender under the Credit Agreement after the date hereof.

  Very truly yours,


  MEO:PKS